UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

INTEGRATED DEVICE TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 23, 2010

          We will hold the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), on Thursday, September 23, 2010, at 9:30 a.m., local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California, for the following purposes:

1.

To elect John Schofield, Lewis Eggebrecht, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D., and Theodore L. Tewksbury III, Ph.D as members of our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 28,500,000 to 36,800,000;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 27, 2011; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

          Stockholders of record on July 25, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

          The majority of the Company’s outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

San Jose, California
July 26, 2010

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

6024 Silver Creek Valley Road
San Jose, California 95138
(408) 284-8200

2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

July 26, 2010

          The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), for use at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 23, 2010, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock on July 25, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 158,571,350 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

          This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about August 9, 2010. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 28, 2010 is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record. Except as expressly provided in this Proxy Statement, the Annual Report on Form 10-K and Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

          Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the director nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.

          The directors in Proposal No. 1 will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2, 3 and 4 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting FOR: (1) the election of the director nominees listed in Proposal No. 1; (2) amendment of the Company’s 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 28,500,000 to 36,800,000 in Proposal No. 2; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal No. 3.

          All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on matters presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

          The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, certain officers or employees of the Company and/or its agents may also solicit proxies by mail, telephone, and facsimile or in person. No additional compensation will be paid to such officers, regular employees, or agents of the Company for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

          Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and that is presented at the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

          Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2011. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, and must be received no later than April 11, 2011.

          Our Amended and Restated Bylaws (“Bylaws”) also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than May 26, 2011 and no later than June 25, 2011. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

          The rules of the Securities and Exchange Commission (the “SEC”) and our Bylaws also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the Annual Meeting in 2011 is currently expected to be July 2, 2011.

          The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws were filed with the SEC and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office located at 6024 Silver Creek Valley Road, San Jose, California 95138.

CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR

          The Nominating & Governance Committee of our Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2011 Annual Meeting must be a stockholder of record when they give the Company notice, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice must be delivered to the Company’s Secretary by the close of business not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. For our 2011 Annual Meeting, the notice must be delivered between May 26, 2011, and June 25, 2011. However, if our 2011 Annual Meeting is not within 30 days before or 60 days after September 23, 2011, the notice must be delivered no earlier than 120 days before the 2011 Annual Meeting and no later than 90 days before the 2011 Annual Meeting, or no later than the 10th day following the day on which the first public announcement of the date of the 2011 Annual Meeting was made.

          The stockholder’s notice must include the following information, for the person proposed to be nominated: (1) his or her name, age, nationality, business and residence addresses; (2) his or her principal occupation and employment; (3) the class and number of shares of stock owned beneficially or of record by him or her; and (4) any other information required to be disclosed in a proxy statement or otherwise required by the Exchange Act. The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) their names and addresses; (2) the class and number of shares of stock owned beneficially and of record by them; (3) a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made; (4) a representation that they intend to appear in person or by proxy at the 2010 Annual Meeting to nominate the person named in the notice; (5) a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and (6) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act or by the Company’s Bylaws.

          The chair of the Annual Meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS

          Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead Independent Director of the Board of Directors. Stockholders should direct their communication to either the Board of Directors, or to the Chairman or Lead Independent Director of the Board of Directors. Communications will not be forwarded to the Chairman or Lead Independent Director of the Board of Directors unless the stockholder submitting the communication identifies himself, herself or itself by name and sets out the class and number of shares of stock owned by them, beneficially or of record.

Important Notice Regarding Internet Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders:

The Notice and Proxy Statement and Annual Report are available at www.edocumentview.com/IDTI

CODE OF BUSINESS ETHICS

          The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees and representatives. The Code of Business Ethics is available on our website at http://ir.idt.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          Our Board of Directors consists of seven members. Our Board of Directors has nominated each of John Schofield, Lewis Eggebrecht, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D., and Theodore L. Tewksbury III, Ph.D. for re-election to the Board of Directors. All of the nominees listed below are currently serving on the Board of Directors and each has indicated a willingness to continue serving if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation, as amended, and its Bylaws. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been duly elected and qualified.

Nominees

          The names of the nominees and certain information about them, as of July 25, 2010, are set forth below:

Name of Nominee	Age	Position with Company	Director Since

John Schofield (2)(3)	61	Chairman of the Board of Directors	2001

Lewis Eggebrecht (2)(3)	66	Director	2005

Umesh Padval (1)(2)	52	Director	2009

Gordon Parnell (1)(3)	60	Director	2009

Donald Schrock (1) (3)	64	Director	2009

Ron Smith, Ph.D. (1)(2)	60	Director	2004

Theodore L. Tewksbury III, Ph.D.	53	President and Chief Executive Officer	2009

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Governance Committee.

          Mr. Schofield has been a director of the Company since April 2001 and has served as the Chairman of the Board of Directors since January 2008. Mr. Schofield brings to IDT extensive experience in the areas of executive management, global sales and marketing, risk analysis, corporate governance and administration. Mr. Schofield’s experience is especially relevant to his roles as Chairman of the Board and the Nominating & Governance Committee. Mr. Schofield has been a private investor since his retirement from Tellabs, Inc. (“Tellabs”) in January 2005. Mr. Schofield served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. (“AFC”) from 1999 until the acquisition of AFC by Tellabs, Inc. (“Tellabs”) on November 30, 2004, at which time AFC became the Access Division of Tellabs. Mr. Schofield also served as a member of the board of AFC, and in October 2001, he was elected to the position of Chairman of the Board of Directors of AFC. From 1992 to 1999, Mr. Schofield served as Senior Vice President, and later, President, of the Integrated Solutions Group of ADC Telecommunications, Inc., a world-wide supplier of network equipment, software solutions, and integration services for broadband and multiservice networks. Mr. Schofield also serves as a director of Sonus Networks, Inc., a supplier of telecommunications network equipment and services. Mr. Schofield holds a bachelor of science degree in electrical engineering from NSW Institute of Technology in Sydney, Australia.

          Mr. Eggebrecht has been a director of the Company since September 2005 and brings to IDT extensive experience in personal computer architecture, integrated circuit design, and networking and wireless technologies. Mr. Eggebrecht joined the Board of Directors as part of the Company’s merger with Integrated Circuit Systems Inc. (“ICS”), where he had been a director since May 2003. Mr. Eggebrecht served as Vice President and Chief Scientist of ICS from 1998 through May 2003, and held various other technical and executive management positions for more than 30 years. Mr. Eggebrecht served on the Board of ICS from May 2003 until its ICS’s merger with IDT in September 2005. He has also previously served on a number of public and private boards, including three private company boards currently. Mr. Eggebrecht holds a B.S.E.E. from Michigan Technological University, and has conducted advanced degree studies at Michigan Technological University and the University of Minnesota.

          Mr. Padval has been a director of the Company since October 2008. Mr. Padval currently serves as an Operating Partner at Bessemer Venture Partners. Mr. Padval brings to IDT more than 25 years of experience in marketing, sales, and general management in high tech industries, including computing, mobile communications, and consumer digital entertainment. Mr. Padval also has extensive global experience, having established R&D centers in both China and India for C-Cube Microsystems Incorporated (“C-Cube”) and LSI Logic Corporation (“LSI”). From August 2004 to August 2007, Mr. Padval served as Executive Vice President of the Consumer Products Group at LSI, and from June 2001 to August 2004, Senior Vice President of the Broadband Entertainment Division at LSI. Mr. Padval served as the Chief Executive Officer and Director of C-Cube from May 2000 until June 2001, when C-Cube was sold to LSI, and prior to that, as President of the Semiconductor Division of C-Cube from October 1998 to May 2000. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. He currently serves on the boards of Avnera Corporation, a fabless semiconductor supplier of analog Systems-on-Chip (SoC) technology for high-fidelity consumer applications, Entropic Communications Incorporated, a fables semiconductor supplier of system solutions to enable connected home entertainment, and Monolithic Power Systems, Inc., a supplier of high-performance analog semiconductor products. Mr. Padval is also active on the board of Menlo School and advisory boards for Stanford University. Umesh holds a B.A. in Technology from Indian Institute of Technology, Mumbai, and an M.A. in Engineering from Stanford University.

          Mr. Parnell has been a director of the Company since January 2008. Mr. Parnell brings to IDT extensive general and financial management experience, which is especially relevant to his role as Chairman of the Audit Committee. Mr. Parnell has served as Vice President, Business Development and Investor Relations of Microchip Technology Incorporated (“Microchip”) since January 2009. Prior to this role, Mr. Parnell served as Vice President and Chief Financial Officer of Microchip from May 2000 to December 2008. Prior to his role as CFO, Mr. Parnell served as Vice President, Controller, and Treasurer of Microchip. Mr. Parnell holds a finance/accounting qualification with the Association of Certified Accountants from Edinburgh College, Scotland.

          Mr. Schrock has been a director of the Company since September 2009. Mr. Schrock’s brings to IDT extensive management experience in semiconductors, wireless, and consumer markets, as well as marketing and operational expertise, all of which have particular relevance to the Company’s significant presence in the wireless and wireline communications markets. Mr. Schrock is retired from his positions as President of Qualcomm CDMA Technologies Group and Executive Vice-President of Qualcomm, Inc. (“Qualcomm”), which he held from 2001 to 2003. Prior to joining Qualcomm, Mr. Schrock held key executive positions at GM Hughes Electronics, Applied Micro Circuit Corporation, Burr-Brown Corporation, and Motorola. Mr. Schrock also served on the board of directors of Jazz Semiconductor Inc., a privately held mixed signal and RF wafer foundry, until its merger with Acquicor Technology in 2007.

          Dr. Smith has been a director of the Company since March 2004. Dr. Smith brings to IDT extensive general management experience. Dr. Smith is retired from Intel Corporation, where he last served as Senior Vice President and General Manager of the Wireless Communications and Computing Group from December 1999 to January 2004. Prior to this role, Dr. Smith held various senior executive positions during his 26-year tenure at Intel. Dr. Smith serves as a director for several private companies. Dr. Smith holds a Ph.D. and a master’s degree in physics from the University of Minnesota and a bachelor’s degree in physics from Gettysburg College.

          Dr. Tewksbury joined the Company as President and Chief Executive Officer in March 2008 and was appointed to the Board of Directors in April 2008. Dr. Tewksbury brings extensive general management and technical experience to his roles as Director, President and Chief Executive Officer. Prior to joining the Company, Dr. Tewksbury served as President and Chief Operating Officer of AMI Semiconductor from September 2006 to February 2008. Prior to that, Dr. Tewksbury served as general manager and managing director at Maxim Integrated Products, Inc. from February 2000 to August 2006, where he managed eleven product lines and established their high-speed data converter and high-performance RF businesses. Dr. Tewksbury holds a BS, an MS, and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

          The Board of Directors of the Company has regularly scheduled meetings each quarter and may meet more often as needed. The Board of Directors held a total of ten (10) meetings and acted by unanimous written consent one (1) time during the fiscal year ended March 28, 2010 (“fiscal 2010”). The Board of Directors has established a practice of meeting in private session, without the presence of management, at the conclusion of each quarterly board meeting. During fiscal 2010, the Board of Directors met in private session a total of four (4) times. The Board of Directors also has an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The Board of Directors has determined that each of the members of our Board of Directors, except for Dr. Tewksbury, is an “independent director” as defined in NASDAQ rules.

          During fiscal 2010, the Audit Committee was initially composed of four (4) non-employee directors, Messrs. Parnell, Padval, Schofield, and Dr. Smith, each of whom was “independent” as defined in the NASDAQ rules. In September 2009, Mr. Schrock was appointed to the Audit Committee by our Board of Directors to replace Mr. Schofield, who moved off the Committee. Mr. Parnell currently serves as the Chair of the Audit Committee, and the Board of Directors has determined that he satisfies the “audit committee financial expert” designation in accordance with applicable SEC and NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, who have direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings during fiscal 2010.

          The Compensation Committee of our Board of Directors develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and senior executives and generally oversees our compensation programs. As members of our Board of Directors, the Compensation Committee receives regular updates on the Company’s business priorities, strategies and results. As a result, the Compensation Committee has frequent interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the executives NEOs and the Company. During fiscal 2010, the Compensation Committee was initially composed of four (4) non-employee directors, Mr. Schofield, Mr. Eggebrecht, Dr. Smith, and Dr. Nam Suh, each of whom was “independent” as defined in the NASDAQ rules. In September 2009, Mr. Padval was appointed to the Compensation Committee by our Board of Directors to replace Mr. Suh, who retired from the Board. Dr. Smith currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. In consultation with management and the Board of Directors, the Compensation Committee designs, recommends to the Board of Directors for approval and evaluates the compensation plans, policies and programs of the Company. The Compensation Committee ensures that the Company’s compensation programs encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the Company’s Chief Executive Officer, and administers the Company’s equity plans, including approving the number of shares underlying options to be granted to each employee and the terms of such options. The Compensation Committee met six (6) times and acted by written consent twelve (12) times during fiscal 2010.

          The Compensation Committee’s specific responsibilities include:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

•

Reviewing and approving annually, at the beginning of each fiscal year, certain performance goals and objectives as they relate to the NEOs’ compensation for that year, based on the Company’s annual operating plan as approved by the Board;

•

Reviewing and recommending annually, at the beginning of each fiscal year, the individual elements of targeted compensation for the CEO for that year, including base salary, target incentive bonus, incentive plan structure and equity awards, and reporting such recommendations to the Board of Directors for final review and approval;

•

Evaluating annually, at the end of each fiscal year, the CEO’s performance related to the goals and objectives established by the Board at the beginning of the fiscal year, and recommending to the Board the CEO’s final compensation level based upon this evaluation for the Board’s final review and approval. In recommending the CEO’s final compensation to the Board, the Committee may also take into consideration other relevant information including the Company’s financial and stock price performance, the degree to which the CEO has implemented strategic objectives for the Company, Peer Group compensation and other similar factors;

•

Reviewing and assessing the CEO’s recommendations with respect to the individual elements of targeted compensation for the other NEOs. The Committee has final review and approval over each NEO’s compensation targets and each NEO’s final compensation;

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Reviewing and approving any proposed employment agreements, severance agreements, change in control agreements, and any special supplemental benefits and/or perquisites applicable to the NEOs; and

•

Before the beginning of the fiscal year, reviewing and authorizing the total number of options and/or shares subject to equity awards which may be granted to the NEOs and all other employees during the fiscal year. The Committee also reviews and approves any changes to the Company’s equity policies and plans; and

•	Reviewing the risks and mitigating factors associated with the Company’s compensation programs, practices and policies.

          In carrying out the foregoing responsibilities, the Compensation Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate

          During fiscal 2010, the Nominating & Governance Committee was initially composed of three (3) non-employee directors, Messrs. Schofield, Eggebrecht, and Parnell, each of whom was “independent” as defined in the NASDAQ rules. In September 2009, another independent, non-employee director, Mr. Schrock, was appointed to the Nominating & Governance Committee by our Board of Directors. Mr. Schofield currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become Board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; diversity of personal background, perspective and experience; academic expertise in an area of the Company’ operations; and communication and interpersonal skills and practical and mature business judgment. The Nominating & Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a Board of Directors that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were nominated by stockholders. The Nominating & Governance Committee held two (2) meetings during fiscal 2010.

          Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2010. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting; however, the Company invites nominees for directors to attend the Annual Meeting.

Risk Oversight

          Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and employee retention. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Our Board of Directors believes its administration of its risk oversight function has not affected the leadership structure of the Board of Directors.

          The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, discusses with management significant financial risks in conjunction with enterprise risk exposures, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. During fiscal 2010, the Company’s Senior Internal Auditor was responsible for testing of internal controls in compliance with Section 404 of the Sarbanes-Oxley legislation (“SOX”), assisted by an independent consulting firm. The Senior Internal Auditor reported directly to the Chair of the Audit Committee and “dotted-line” to our Chief Financial Officer and our Controller. The Audit Committee met with the Senior Internal Auditor to discuss any issues that it believes warrant attention.

          The Compensation Committee oversees risk management as it relates to the Company’s compensation plans, policies and practices in connection with structuring executive compensation programs and reviewing incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether our compensation programs, policies and practices may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company and, based on this review, we believe that any risks arising from such programs, policies and practices are not reasonably likely to have a material adverse effect on our company in the future.

          Specifically, we believe that the elements of our compensation programs, policies and practices do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk taking. While our sales commission plans and bonus plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given our employees’ other compensation opportunities and our internal control procedures, we believe that the sales commission plans and bonus plans appropriately balance risk and the desire to focus employees on specific short-term goals that we believe are important to our success.

          We also believe that compensation in the form of long-term equity awards is important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because awards are staggered and subject to long-term vesting schedules that we believe help ensure that employees have significant value tied to long-term stock price performance.

          This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

Leadership Structure of the Board

          In accordance with our Bylaws, our Board of Directors appoints our officers, including our chief executive officer. Our Board of Directors does not have a policy on whether the roles of the Chairman of the Board of Directors and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee and if they are to be combined, whether a lead independent director should be selected. However, our Board of Directors is committed to corporate governance practices and values independent board oversight as an essential component of strong corporate performance. Currently, we separately the role of Chairman from the Chief Executive Officer position, in order to ensure independent leadership of the Board of Directors and in recognition of the difference between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company’s business, while the Chairman is responsible for leading the Board of Directors in overseeing management, and our Board of Directors believes that this current structure is appropriate to fulfill the duties of Chairman and Chief Executive Officer effectively and efficiently

Director Compensation

          During fiscal 2010, members of the Board of Directors who were not also officers or employees of the Company were paid an annual retainer in the amount of $40,000. The Chairman of the Board received an additional annual retainer of $10,000, which was increased by the Board to $20,000 in July 2009 (and pro rated for 2009), upon the recommendation of the Compensation Committee in conjunction with Radford, an AON Consulting Company, the Company’s outside compensation consultant. The Chair of the Audit Committee received an additional annual retainer of $20,000 and the other members of the Audit Committee received an additional annual retainer of $10,000. The Chair of the Compensation Committee received an additional annual retainer of $15,000 and the other members of the Compensation Committee received an additional annual retainer of $7,500. The Chair of the Nominating & Governance Committee received an additional annual retainer of $7,500 and the remaining members of the Nominating & Governance Committee received an additional annual retainer of $3,500. All annual retainer amounts are paid in equal quarterly installments.

          Each non-employee director is initially granted an option to purchase 40,000 shares of the Company’s common stock on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of election or appointment, and then as to 1/36 of the remaining shares each month thereafter.

          Annually, after receipt of the initial grant, each non-employee director is granted 5,000 restricted stock units, and an option to purchase 10,000 shares. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Annual option grants have a term of seven (7) years. Annual option and restricted stock unit grants vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election at the next annual meeting of stockholders, then on the date of such annual meeting.

          The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2010.

DIRECTOR COMPENSATION FOR 2010

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)[1]	Option Awards ($) (d)[2,3]	Total ($) (h)

John Schofield	70,000		30,000	19,886	102,160
Lewis Eggebrecht	56,000	[4]	30,000	19,886	88,160
Gordon Parnell	63,500		30,000	19,886	95,660
Ron Smith	70,000	[4]	30,000	19,886	102,160
Nam P. Suh	23,750	[5]	0	0	23,750
Umesh Padval	53,750		30,000	19,886	85,910
Donald Schrock	26,750	[6]	0	92,263	119,013

1.

Stock awards consist of restricted stock units granted on November 16, 2009 under the 2004 Equity Plan. Amounts shown do not reflect compensation actually received by the director; instead, the amounts shown represent the grant date fair value of restricted stock units calculated in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of restricted stock units, please refer to footnote 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010, filed with the SEC on May 25, 2010. As of March 28, 2010, each of the current directors except for Mr. Schrock had an aggregate of 5,000 restricted stock units outstanding. Each of Dr. Suh and Mr. Schrock did not have any restricted stock units outstanding as of March 28, 2010.

2.

As of March 28, 2010, Mr. Schofield had options to purchase an aggregate of 70,000 shares of our common stock outstanding, Mr. Eggebrecht had options to purchase an aggregate of 112,609 shares of our common stock outstanding, Mr. Parnell had options to purchase an aggregate of 60,000 shares of our common stock outstanding, Dr. Smith had options to purchase an aggregate of 100,000 shares of our common stock outstanding, Mr. Padval had options to purchase an aggregate of 50,000 shares of our common stock outstanding, and Mr. Schrock had options to purchase 40,000 shares of our common stock outstanding. Dr. Suh had no outstanding options to purchase shares of our common stock.

3.

These amounts do not represent compensation actually received by the director; instead, the amounts represent the grant date fair value of options granted during fiscal year 2010 calculated in accordance with ASC Topic 718. For a detailed discussions of the assumptions used to calculate the value of option awards, please refer to footnote 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010, filed with the SEC on May 25, 2010. The amounts reported relate to Mr. Schrock’s initial director’s grant of options to purchase 40,000 shares, and each of the other directors’ annual grant of an option to purchase 10,000 shares of our common stock, made on November 16, 2009 with an exercise price of $6.00 per share.

4.

Dr. Smith and Mr. Eggebrecht received an additional $5,000 payment for their work on the Technology Advisory Committee, an ad hoc committee of the Board formed to monitor industry technology developments and advise the Board and Company management with respect to new technology developments and opportunities in the industry which may affect the Company’s current products or present future opportunities for the Company’s business.

5.	Dr. Suh retired from the Board in September 2009. His unexercised, vested options expired in December 2009.

6.	Mr. Schrock joined the Board in September 2009.

Vote Required

          The seven nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE NOMINATED DIRECTORS

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S 2004 EQUITY PLAN

          Stockholders are being asked to approve an amendment to the Company’s 2004 Equity Plan (the “2004 Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 28,500,000 shares to 36,800,000 shares (an increase of 8,300,000 shares), provided, however, that the aggregate number of common shares available for issuance under the 2004 Plan is reduced by 1.74 shares for each common share delivered in settlement of any full value award, which are awards other than stock options and stock appreciation rights, that are granted under the 2004 Plan on or after September 23, 2010, and approve certain other modifications described in this proposal. On July 21, 2010, the Board of Directors of the Company approved the proposed amendment described above, which also includes certain other changes to the 2004 Plan described in this proposal, including an extension of the term of the 2004 Plan, and an amendment to increase the rate at which full value awards affect the number of shares reserved under the 2004 Plan, to be effective upon stockholder approval of this proposal.

          Below is a summary of the principal provisions of the 2004 Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 2004 Plan, as attached hereto as Appendix A.

2004 Equity Plan History

          In July, 2004 the Board of Directors adopted the 2004 Plan and, on September 16, 2004, it was approved by the stockholders of the Company. 2,500,000 shares of common stock were originally reserved for issuance under the 2004 Plan, of which no more than 1,000,000 shares were eligible for grant as full value awards. In June 2005, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 19,500,000 in connection with the Company’s merger with Integrated Circuit Systems, Inc., and on September 14, 2005, the amendment was approved by the stockholders of the Company. In July 2006, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 24,500,000 of which no more than 2,000,000 shares were eligible for grant as full value awards, and on September 14, 2006, the amendment was approved by the stockholders of the Company. In July 2008, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 28,500,000 of which no more than 4,000,000 shares were eligible for grant as full value awards, and on September 12, 2008, the amendment was approved by the stockholders of the Company. A maximum of 6,698,790 shares were available for issuance as of June 27, 2010 pursuant to the 2004 Plan, of which no more than 447,342 shares were eligible for grant as full value awards. Assuming approval of the proposed amendment, a maximum of 14,998,790 would be available for issuance as of the Annual Meeting date pursuant to the 2004 Plan with no limit as to the number of shares eligible for grant as full value awards, provided that any future grants of full value awards would reduce the number of shares available for grant under the 2004 Plan at a greater rate than stock options and stock appreciation rights as described below.

Summary of 2004 Plan

Purpose of the 2004 Plan

          The purpose of the 2004 Plan is to provide additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s common stock or other rights which recognize such growth, development and financial success. The Board of Directors also believes that the 2004 Plan will enable the Company to obtain and retain the services of directors, employees, and consultants who are considered essential to the Company’s long-range success by offering them an opportunity to own stock and other rights that reflect the Company’s financial success.

Securities Subject to the 2004 Plan

          If the amendment to the 2004 Plan is approved, the aggregate number of common shares reserved for issuance pursuant to options, restricted stock awards, stock appreciation rights (“SARs”), performance awards, restricted stock unit awards, and stock-based awards will be equal to 36,800,000; provided, however, that the aggregate number of common shares available for issuance under the 2004 Plan will be reduced by 1.74 shares for each common share delivered in settlement of any full value award granted on or after September 23, 2010.

          Generally, common shares subject to an award under the 2004 Plan that terminates, expires or lapses for any reason are made available for issuance again under the 2004 Plan, except that each share subject to a full value award granted on or after September 23, 2010 that terminates, expires or lapses for any reason will increase the number of shares that can be issued under the 2004 Plan, as amended, by 1.74 shares. The 2004 Plan previously provided that common shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, and common shares that were subject to a stock-settled SAR that are not issued upon exercise of the SAR are available for issuance again under the 2004 Plan. However, as amended, common shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and common shares that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2004 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2004 Plan.

          The closing share price for the Company’s common stock on the Nasdaq Global Market on the last trading day prior to June 27, 2010 was $5.34. The Board of Directors or a committee of the Board of Directors appointed to administer the 2004 Plan has the authority in its discretion to appropriately adjust: (1) the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2004 Plan; (2) the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2004 Plan; and (3) the grant or exercise price with respect to any award; if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock. The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration.

          Shares subject to expired or canceled options or surrendered or repurchased shares of restricted stock will be available for future grant or sale under the 2004 Plan. However, no shares may be optioned, granted, or awarded under the 2004 Plan if such action would cause an “incentive stock option” to fail to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Awards Under the 2004 Plan

          The 2004 Plan provides that the administrator may grant or issue stock options, restricted stock, stock appreciation rights, performance awards, restricted stock units, and stock-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

          Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common shares of the Company at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

          Incentive Stock Options (“ISOs”) will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of the Company’s common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and generally must be exercised within ten years after the date of grant. ISOs may be subsequently modified and such modification may disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted in excess of $100,000 are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of the Company’s classes of stock (a “10% Owner”) the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

          Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions of the sale or grant are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2004 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

          Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SARs granted by the administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards. The exercise price of each SAR shall not be less than 100% of the fair market value of the underlying common stock on the date of grant, and other terms, conditions and restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash, in shares of common stock, or in a combination of both. The 2004 Plan would also permit the administrator to cause outstanding options to be converted into SARs if this could be accomplished without adverse accounting treatment.

          Performance awards may be granted by the administrator to employees or consultants based upon, among other things, the contributions, responsibilities, and other compensation of the particular employee or consultant. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of common stock, or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of the Company’s common stock over a predetermined period. Performance awards to consultants and employees may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

          Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator.

          Stock-based awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock and may, without limitation, be linked to the achievement of specific performance criteria.

          The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons restricted stock, SARs, performance awards, restricted stock units and stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to the Company or any subsidiary, division or operating unit:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Compensation Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	earnings per share;

•	price per share of stock; and

•	market share.

          The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2004 Plan to any individual in any fiscal year may not exceed 1,000,000 shares of common stock. The maximum of cash payable to any participant in any calendar year pursuant to a performance award under the 2004 Plan is $1,000,000.

Grant and Terms of Awards

          Employees and Consultants

          The administrator shall have the authority under the 2004 Plan to determine: (1) which employees, directors and consultants that should be granted awards; (2) the number of shares to be subject to awards granted to selected employees and consultants; and (3) the terms and conditions of the awards, including whether option grants are ISOs or NQSOs and whether awards qualify as performance-based compensation.

          The administrator may not grant an ISO under the 2004 Plan to any 10% Owner unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only the Company’s employees may be granted ISOs under the 2004 Plan. Employees, consultants, and directors may receive all other awards under the 2004 Plan; however, awards made to non-employee directors shall be granted as described in the paragraph below. Each award will be evidenced by a written or electronic agreement.

          Independent Directors

          The 2004 Plan provides for grants of options to any director that is a non-employee director, the terms and conditions of which are to be made pursuant to a written policy adopted by the Board of Directors. The Board of Directors has adopted a policy that non-employee directors will be eligible to receive grants under the 2004 Plan. Under this policy each non-employee director will receive an option to purchase 40,000 shares of common stock upon the individual’s initial appointment to the Board of Directors, and an option to purchase 10,000 shares of common stock and a grant of 5,000 restricted stock units during the Company’s first open window following each annual stockholders meeting. The shares subject to each non-employee director’s initial option grant, as described herein, will become vested, subject to the non-employee director’s continuous service with the Company, over four years from the date of grant with 25% of the shares subject to each option vesting upon the one-year anniversary of the date of grant, and the remaining shares vesting monthly for the 36 months thereafter. The shares subject to each non-employee director’s annual option grant, as described herein, will become vested and exercisable, subject to the non-employee director’s continuous service with the Company, on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election at the next annual meeting of stockholders, then on the date of such annual meeting. Each of the options granted to non-employee directors have a seven year term, and shall be granted at 100% of the fair market value. The shares subject to each non-employee director restricted stock unit grant, as described herein, will become vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service with the Company.

          Pricing

          The exercise or purchase price, if any, for the awards granted under the 2004 Plan will be specified in each award agreement. The exercise price for options granted under the 2004 Plan shall not be less than the fair market value for a common share subject to such option on the date the option is granted as specified in the 2004 Plan. In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of a common share subject to such option on the date the option is granted.

          For purposes of the 2004 Plan, the fair market value of a common share as of a given date shall be the closing trading price for a common share as reported by Nasdaq on the trading day immediately preceding the grant date.

          Term of Awards

          The term of any award granted under the 2004 Plan shall be set by the Compensation Committee in its discretion; however, the term of options granted under the 2004 Plan shall not be more than 10 years from the date of grant, or if such option is granted to a 10% Owner, five years from the date of the grant. In addition, as amended, the term of SARs granted under the 2004 Plan shall not be more than 10 years from the date of grant. Generally, an award granted to an employee, director or consultant may only be exercised or purchased while such person remains the Company’s employee, director or consultant, as applicable. However, the administrator may, in the written or electronic award agreement related to an award granted to an employee, director, or consultant, provide that such outstanding award may be exercised subsequent to the termination of employment, directorship, or the consulting relationship, except, in the case of ISOs as limited by the requirements of Section 422 of the Code.

          Vesting of Awards

          For awards granted to the Company’s employees and consultants, each award agreement will contain the period during which the right to exercise or purchase the award in whole or in part vests in the participant, or the period during which forfeiture restrictions upon such award lapse. At any time after the grant of an award, the administrator may accelerate the period during which such award vests or forfeiture restrictions lapse. Notwithstanding the foregoing, full value awards made to employees or consultants will become vested over a period of not less than three years (or, if vesting is performance-based, over a period of not less than one year) following the date such award is made; provided, however, that full value awards that result in the issuance of an aggregate of up to 5% of common stock available under the 2004 Plan may be granted to any one or more participants without respect to such minimum vesting provisions. Generally, no portion of an award which is unexercisable at a participant’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement or by action following the grant of the award.

          Exercise of Options/Purchase of Awards

          An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole common shares may be purchased. An option may be exercised by delivering to the Company’s corporate secretary a written notice of exercise on a form provided by the Company, together with full cash payment for the shares in the form of cash or a check payable to Company in the amount of the aggregate option exercise price. However, the administrator may in its discretion and subject to applicable laws, allow payment through the delivery of common shares which have been owned by the optionee for at least six months, allow payment through the delivery of property of any kind which constitutes good and valuable consideration, or allow an optionee to place a market sell order with a broker with respect to common shares then issuable on exercise of the option, directing the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price. As amended, the administrator may allow payment through the delivery of common shares which have been owned by the optionee for such period of time as may be required by the administrator.

          Restricted stock and other stock-based awards may be purchased by participants at various prices or granted with no purchase price, subject to such restrictions as may be determined by the administrator.

          SARs may be exercisable as determined by the administrator and may be exercised in cash or common shares, or a combination thereof, as determined by the administrator. In the event SARs are exercised using common shares, the restrictions described above for the exercise of options using common shares shall apply.

Eligibility

          The Company’s employees, consultants and directors are eligible to receive awards under the 2004 Plan. As of June 27, 2010, the Company had approximately 2,105 employees, 9 consultants, and 13 executive officers. The Company currently has seven directors, six of whom are independent directors. The administrator determines which of the Company’s employees, consultants and directors will be granted awards, except that in the case of the granting of options and restricted stock to non-employee directors, such determinations are made by the Compensation Committee of the Board of Directors, or any successor committee thereto. No employee or consultant is entitled to participate in the 2004 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2004 Plan.

Administration of the 2004 Plan

          The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration. The Compensation Committee must consist solely of two or more non-employee directors. The administrator has the power to: (1) construe and interpret the terms of the 2004 Plan and awards granted pursuant to the 2004 Plan; (2) adopt rules for the administration, interpretation and application of the 2004 Plan that are consistent with the 2004 Plan; and (3) interpret, amend or revoke any of the newly adopted rules of the 2004 Plan.

Transferability of Awards

          Awards generally may not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the administrator’s consent or by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees to whom they have been transferred pursuant to court order with the administrator’s consent. No award may be transferred by a participant to a third-party for consideration absent stockholder approval.

Changes in Capital Structure

Adjustments

          In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to the stockholders or any other change affecting the common stock, the administrator will make appropriate adjustments in the number and type of shares of stock subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award.

          In the event of certain stated events in the 2004 Plan which may affect the Company, any affiliate, or the financial statements of the Company or any affiliate (including any change in control), the administrator, in its sole discretion, may (i) provide for either a termination of any award in exchange for an amount of cash or the replacement of the award with other rights; (ii) provide that any award be assumed or an equivalent option or right may be substituted by the successor corporation; or (iii) make adjustments in the number and type of common shares subject to outstanding awards and/or in the terms and conditions and the criteria included in outstanding awards which may be granted in the future.

Acceleration Upon Change in Control or Hostile Takeover

          In the event of a change in control, the vesting of each outstanding award shall accelerate (i.e., become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards. In the event of a hostile takeover, each outstanding award will become fully exercisable and all forfeiture restrictions on such awards will lapse before the consummation of the hostile takeover.

Amendment, Modification, and Termination of the 2004 Plan

          The Board of Directors may not, without stockholder approval given before or after the Board of Director’s action, amend the 2004 Plan to increase the number of shares of stock that may be issued under the 2004 Plan.

          Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, except as permitted with regard to changes in capital structure, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, Stock Appreciation Right or other Award having a higher per share exercise price.

          The Board of Directors may terminate the 2004 Plan at any time. The 2004 Plan will be in effect until terminated by the Board of Directors. The 2004 Plan previously specified that in no event may any award be granted thereunder after July 14, 2014. However, as amended, the 2004 Plan provides that in no event may any award be granted under the 2004 Plan after July 21, 2020. Except as indicated above, the Board of Directors may also modify the 2004 Plan from time to time. Without stockholder approval, no option or stock appreciation right may be amended to reduce the per share exercise price subject to such awards below the exercise price as of the date of grant. Further, without stockholder approval, the administrator may not offer to buy out for a payment in cash, an option or stock appreciation right previously granted.

Federal Income Tax Consequences Associated With the 2004 Plan

          The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. The summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

          The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. The summary is based on the assumption that the awards granted under the 2004 Plan will either comply with or not be subject to provisions of Section 409A of the Code, a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.

          Non-Qualified Stock Options

          For federal income tax purposes, if an optionee is granted NQSOs under the 2004 Plan, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

          Incentive Stock Options

          There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares (1) within two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

          An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

          Stock Appreciation Rights

          No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

          Restricted Stock and Restricted Stock Units

          An employee to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and the Company will be entitled to a deduction for the same amount. With regard to restricted stock units, when such restricted stock units vest and stock is issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

          Performance Awards

          A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

          Stock-Based Awards

          A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

          Section 162(m) of the Code

          In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

          The Company has attempted to structure the 2004 Plan in such a manner that the Compensation Committee may determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation of Section 162(m). The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

          The Committee periodically reviews our gross and net stock burn rates. The Committee endeavors to ensure that our gross stock burn rate approximates the average rate within our Peer Group as well as the average rates within broader high technology industry groups, and that the annual and the three-year average gross stock burn rates are within the recommended range of independent shareholder advisory groups. The Committee has determined to maintain the Company’s gross stock burn rate at a level consistent with the stock burn rate of other companies in the semiconductor industry.

          In calculating our stock burn rate, the Committee uses the methodology specified by Risk Metrics Group. Under this methodology, based on our stock price volatility for fiscal year 2008, fiscal 2009, and fiscal 2010, we count each full-value share twice in our calculations of stock burn rates for each of these three fiscal years. The gross stock burn rate is determined by dividing the sum of all options granted during the fiscal year plus two times all RSUs granted during the fiscal year by the average shares outstanding during the fiscal year. During fiscal 2010, gross options issued totaled 5,066,354 and gross RSUs issued totaled 1,222,111, not including options granted in conjunction with the stock option exchange program. Including stock repurchases of 4,200,000 shares during fiscal 2010, the average number of shares outstanding was 165,408,000, resulting in a gross stock burn rate of 4.54%.1 0.89% of the gross burn rate is attributable to 1,454,276 option equivalents (stock options granted plus two times the full value awards granted) awarded in conjunction with acquisitions made by the Company during fiscal 2010, while 0.49% of the gross burn rate is attributable to 799,000 option equivalents awarded in conjunction with executive hiring during fiscal 2010.

          Over the past several years, we have targeted a gross burn rate of 3.25% or less and with the exception of acquisition-related grants made in fiscal 2006, fiscal 2007 and fiscal 2010, and new executive grants in 2010, we have successfully managed within our target. Our gross burn rate was 2.54% in fiscal year 2008, 3.45% in fiscal 2009, and 4.54% in fiscal 2010. The following chart graphically represents this data. The gross burn rate in fiscal 2010 was affected by significant acquisition activity, as well as the hiring of four new executive officers.

[1]

Due to significant cancellations in fiscal 2010, the Company’s net burn rate (i.e. total equity awards granted under the Company’s equity incentive plans in a fiscal year, net of forfeitures and cancellations for such year (all adjusted for full value awards as discussed above), divided by the average shares of common stock outstanding during the fiscal year) was significantly less than the Company’s gross burn rate; and, in fiscal 2010, the net burn rate was 2.04% In September 2009, the Company’s shareholders approved a one-time stock option exchange program for non-officer employees. On October 30, 2009, employees tendered options to purchase 9,992,195 shares of our common stock, in exchange for which we granted options to purchase 3,329,036 shares of our common stock. The option exchange program data is not used to calculate net burn rate.

          We have no program, plan, or practice to coordinate equity grants with the release of material information. The Committee does not have a current policy to accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

New Plan Benefits

          Under the 2004 Plan, the Company’s Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer have received the following option and restricted stock unit grants during fiscal 2010: Theodore L. Tewksbury III, Ph.D., President and Chief Executive Officer, has received options to purchase 500,000 shares and 150,000 restricted stock units; Richard D. Crowley, Jr., Vice President, Chief Financial Officer, has received 44,000 restricted stock units; Mansour Izadinia, Senior Vice President, Analog Group, has received 65,000 restricted stock units; Arman Naghavi, Vice President and General Manager, Audio and Power Division, has received options to purchase 170,000 shares and 45,000 restricted stock units; and Fred Zust, Vice President and General Manager, Communications Division, has received options to purchase 445,659 shares and 47,353 restricted stock units. All of the Company’s executive officers as a group have received options to purchase an aggregate of 2,080,831 shares and 554,785 restricted stock units under the 2004 Plan. Non-executive officer employees as a group have received options to purchase an aggregate of 28,829,690 shares and 3,562,473 restricted stock units under the 2004 Plan.

          The Company’s non-employee directors as a group are eligible to receive grants under the 2004 Plan, as described above under “Grant of Terms of Awards—Independent Directors.” Under the 2004 Plan, the director nominees standing for election at the Annual Meeting have received the following option and restricted stock unit grants: John Schofield has received options to purchase 20,000 shares and 9,000 restricted stock units; Lew Eggebrecht has received options to purchase 82,609shares and 9,000 restricted stock units; Gordon Parnell has received options to purchase 40,000 shares and 7,000 restricted stock units; Ron Smith, Ph.D. has received options to purchase 20,000 shares and 9,000 restricted stock units; and Umesh Padval has received 5,000 restricted stock units. Donald Schrock has not received options to purchase shares or restricted stock units under the 2004 Plan. Under the 2004 Plan, the non-employee directors as a group have received options to purchase an aggregate of 162,609 shares and 39,000 restricted stock units.

          Under our non-employee director equity compensation policy, non-employee directors are granted options to purchase 10,000 shares and 5,000 restricted stock units during the first open trading window following each Annual Meeting. See “Director Compensation” above for more information. All other future grants under the 2004 Plan are within the discretion of the Board of Directors or the Compensation Committee and the benefits of such grants are, therefore, not determinable.

Vote Required

          Approval of the amendment to the 2004 Equity Plan requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2004 EQUITY PLAN

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2011, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

          PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Billed to Company

          The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 28, 2010, and March 29, 2009, were as follows:

(in thousands)	Fiscal Year 2010	Fiscal Year 2009

Audit fees (1)	$1,191	$1,675
Audit–related fees (2)	370	42
Tax fees (3)	91	74
All other fees (4)	2	2

Total fees	$1,654	$1,793

(1)

Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting, as well as for statutory audit services which amounted to $105,840 and $103,000 in the fiscal years ended March 28, 2010 and March 29, 2009, respectively.

(2)	Consists primarily of services rendered in connection with mergers and acquisitions, including due diligence.

(3)	Consists of tax filing and tax-related compliance and other advisory services.

(4)	Consists primarily of consulting services. The Company incurred no financial information systems design and implementation fees in the fiscal years ended March 28, 2010, or March 29, 2009.

          In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with SEC’s rules on auditor independence.

          The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP compatible with maintaining the auditor’s independence. The Audit Committee approved all of the fees set forth in the table above for the fiscal years ended March 28, 2010, and March 29, 2009, respectively.

Vote Required

          Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of June 27, 2010 (or as otherwise noted below), with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all current executive officers and directors as a group. As of June 27, 2010, the Company had 159,779,662 shares of common stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)

5% Stockholders
BlackRock Institutional Trust Company, N.A (2)	9,033,298	5.44%
400 Howard Street
San Francisco, CA 94105-2618

Non-Employee Directors
John Schofield (3)	65,873	*
Lewis Eggebrecht (4)	98,482	*
Gordon Parnell (5)	36,624	*
Donald Schrock (6)	0	*
Ron Smith, Ph.D. (7)	92,522	*
Nam P. Suh, Ph.D. (8)	0	*
Umesh Padval (9)	17,500	*

Named Executive Officers
Theodore L. Tewksbury III, Ph.D. (10)	397,288	*
Richard D. Crowley, Jr. (11)	116,194	*
Mansour Izadinia (12)	55,686	*
Arman Naghavi (13)	4,189
Fred Zust (14)	551,333	*

All current Executive Officers and Directors as a Group (19 persons) (15)	2,678,854	1.7%

*	Represents less than 1% of the issued and outstanding shares.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of June 27, 2010, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.

(2)	Based solely on a Schedule 13F filed on March 31, 2010 with the Securities and Exchange Commission.

(3)	Represents 14,000 shares beneficially owned by Mr. Schofield and 51,873 shares subject to options exercisable within 60 days of June 27, 2010.

(4)	Represents 4,000 shares beneficially owned by Mr. Eggebrecht and 94,482 shares subject to options exercisable within 60 days of June 27, 2010.

(5)	Represents 6,000 shares beneficially owned by Mr. Parnell and 30,624 shares subject to options exercisable within 60 days of June 27, 2010.

(6)	Represents 0 shares beneficially owned by Mr. Schrock and 0 shares subject to options exercisable within 60 days of June 27, 2010.

(7)	Represents 4,000 shares beneficially owned by Dr. Smith, 6,649 shares beneficially owned by the Smith Family Trust and 81,873 shares subject to options exercisable within 60 days of June 27, 2010.

(8)	Dr. Suh’s vested options expired in December 2009.

(9)	Represents 0 shares beneficially owned by Mr. Padval and 17,500 shares subject to options exercisable within 60 days of June 27, 2010.

(10)	Represents 11,872 shares beneficially owned by Mr. Tewksbury and 385,416 shares subject to options exercisable within 60 days of June 27, 2010.

(11)	Represents 13,278 shares beneficially owned by Mr. Crowley and 102,916 shares subject to options exercisable within 60 days of June 27, 2010.

(12)	Represents 1,520 shares beneficially owned by Mr. Izadinia and 54,166 shares subject to options exercisable within 60 days of June 27, 2010.

(13)	Represents 4,189 shares beneficially owned by Mr. Naghavi and 0 shares subject to options exercisable within 60 days of June 27, 2010.

(14)	Represents 15,870 shares beneficially owned by Mr. Zust and 535,463 shares subject to options exercisable within 60 days of June 27, 2010.

(15)

Includes the shares described in notes 3-14, and an additional 50,695 shares beneficially owned, and 1,192,468 shares subject to options exercisable within 60 days of June 27, 2010 held by executive officers not listed in the table.

Stock Ownership Guidelines

On October 19, 2007, Company adopted a policy establishing the following mandatory stock ownership guidelines for its Chief Executive Officers, Chief Financial Officer, and non-employee directors, as follows:

Chief Executive Officer	value* equal to 1.0 times annual base salary
Chief Financial Officer	value equal to 0.5 times annual base salary
Chairman of the Board	$70,000 in value
Board of Directors	$50,000 in value

* “Value” shall be defined as the amount expended to acquire the stock, including taxes paid to acquire RSUs.

The foregoing mandatory ownership amounts are to be achieved no later than five (5) years after commencement of service in the designated position, or in the case of board members serving as of October 19, 2007, then five years from that date. The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of June 27, 2010 are as follows:

Name	Age	Position

Theodore L. Tewksbury, III	53	President and Chief Executive Officer
Richard D. Crowley, Jr.	53	Vice President, Chief Financial Officer
Mike Hunter	58	Vice President, Worldwide Manufacturing
Mansour Izadinia	47	Senior Vice President, Analog Group
Chuen-Der Lien	54	Vice President, Technology Development
Mario Montana	48	Vice President and General Manager, Enterprise Computing Division
Arman Naghavi	48	Vice President and General Manager, Audio and Power Division
Ji Park	37	Vice President and General Manager, Video and Display Division
Paul Rolls	48	Senior Vice President, Worldwide Sales and Marketing
Kelley Steven-Waiss	41	Vice President, Human Resources
Vince Tortolano	60	Vice President, General Counsel and Secretary
Fred Zust	40	Vice President and General Manager, Communications Division

Dr. Tewksbury joined IDT as President and Chief Executive Officer in March 2008. Prior to joining IDT, Dr. Tewksbury served as the President and Chief Operating Officer of AMI Semiconductor from October 2006 to February 2008. Prior to August 2006, Dr. Tewksbury held a managing director position at Maxim Integrated Products, Inc.

Mr. Crowley joined IDT as Vice President and Chief Financial Officer in October 2009. Prior to joining IDT, Mr. Crowley served as Vice President, Finance and Chief Financial Officer of Micrel, Inc. Prior to Micrel, Mr. Crowley served as Vice President and Chief Financial Officer of Vantis Corporation. Prior to Micrel, Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President and Corporate Controller.

Mr. Hunter has been with IDT since 1996 and was appointed Vice President, Worldwide Manufacturing in February 1998. Prior to joining IDT, Mr. Hunter held management positions at Chartered Semiconductor Manufacturing Ltd., Fujitsu Personal Systems, Fairchild Semiconductor, and Texas Instruments Incorporated.

Mr. Izadinia joined IDT as Vice President, Analog Technology and Strategy in July 2009. Prior to joining IDT, Mr. Izadinia served as Vice President of the System and Power Management (SPM) business unit at Maxim Integrated Products, Inc. Prior to Maxim, Mr. Izadinia held various engineering and management positions at National Semiconductor.

Dr. Lien joined IDT in 1987 and was appointed to his current position in 1996. Prior to joining IDT, he held engineering positions at Digital Equipment Corporation and AMD.

Mr. Montana joined IDT in 1997 and became General Manager, Serial Switching Division in 2005. Mr. Montana was promoted to Vice President in February 2007. Prior to his current role, Mr. Montana was Director, IDT Serial-Switching Division. Before transitioning to the Serial-Switching Division, Montana was Director, IDT Strategic Marketing Group. Mr. Montana also served as Product Line Director, IDT Telecommunications, FIFO, Logic and Timing groups, respectively.

Mr. Naghavi joined IDT as Vice President and General Manager, Audio and Power Division in October 2009. Prior to joining IDT Mr. Naghavi served as Vice President and general Manager of Analog, Mixed-signal, and Power Division at Freescale Semiconductor. Prior to Freescale, Mr. Naghavi held various engineering and management positions at Intersil Corporation and Analog Devices, Inc.

Mr. Park joined IDT in 2005 as a result of our merger with ICS and was promoted from Director of Memory Timing Products to his current position in 2009. Prior to IDT, Park held various management positions in product engineering, design and marketing at Texas Instruments and Applied Materials.

Mr. Rolls joined IDT as Senior Vice President, Worldwide Sales and Marketing, in January 2010. Prior to IDT, Mr. Rolls served as Senior Vice President of Worldwide Sales at International Rectifier Corporation (IR). Prior to IR, Mr. Rolls held a variety of operations and logistics management roles at Compaq Computer.

Ms. Steven-Waiss Joined IDT in November 2009. Prior to IDT, Ms. Steven-Waiss served as Vice President, Worldwide Human Resources, at PMC-Sierra, Inc. Prior to PMC-Sierra, Ms. Steven-Waiss held various consulting and management positions specializing in employee communications and training and development at various technology and retail companies.

Mr. Tortolano joined IDT in February 2009 as Vice President, General Counsel and Secretary. Prior to joining IDT, Mr. Tortolano served as Vice President, General Counsel and Secretary of Micrel, Inc. Prior to Micrel, Mr. Tortolano held the position of Vice President, Co-General Counsel of Lattice Semiconductor Corporation. Prior to Lattice Semiconductor, Mr. Tortolano was employed by Advanced Micro Devices, Inc, where his last position was Vice President and General Counsel of AMD’s Vantis subsidiary, prior to its acquisition by Lattice Semiconductor.

Mr. Zust joined IDT in 2003 as a result of our merger with ICS. At ICS, he served as vice president for the NetCom Timing Division. Prior to ICS, Mr. Zust held various leadership and technical positions at Texas Instruments and AT&T/NCR Corporation.

COMPENSATION DISCUSSION AND ANALYSIS

          This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s compensation programs for the Company’s named executive officers (“NEOs”) together with a description of the material factors underlying the decisions which resulted in the fiscal year 2010 (“fiscal 2010”) compensation provided to the NEOs. The NEOs for fiscal 2010 are as follows: Dr. Theodore L Tewksbury, III, President and Chief Executive Officer; Mr. Richard Crowley, Jr., Vice President and Chief Financial Officer; Mr. Mansour Izadinia, Senior Vice President, Analog Group; Mr. Arman Naghavi, Vice President and General Manager, Audio and Power Division; and Mr. Fred Zust, Vice President and General Manager, Communications Division.

Compensation Philosophy and Objectives

          The objectives of the Company’s compensation programs are to provide competitive compensation opportunities that are designed to reward, motivate, attract, and retain top talent. Our compensation programs are designed to reward performance based upon achievement in accordance with annual goals approved by the Committee at the beginning of each fiscal year, and align the priorities and performance of our NEOs with the priorities and strategies of the Company, and with the interests of our stockholders.

          In fiscal 2010, important factors that were identified in the setting and awarding of compensation include: revenue growth; improved operating margin; operational excellence; and new product development and sales. The Committee identified these priorities because they are important to generate increased value for our stockholders and are areas over which management can exert the greatest amount of control, thus increasing the potential for immediate and long term profitability. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team.

          The Committee believes that a significant portion of compensation payable to NEOs should be tied directly to the Company’s financial performance. As set forth in more detail herein, the Company’s compensation package for NEOs is designed to fluctuate with the financial performance of the Company as a whole. During years when the Company’s performance experiences a downturn, NEO compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, NEO compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our NEOs with that of our stockholders and provides motivation for high performance levels from our NEOs.

Setting Executive Target Compensation

          During fiscal 2010, the Committee retained Radford, an AON Consulting Company, as its independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford reports to the Committee and the Committee reviews and evaluates Radford’s performance and compensation. Radford does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. Independent of its consulting services, the Company subscribes to and participates in Radford’s Executive, Sales, Benchmark and International Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. Radford reported to the Committee and the Committee requested that Radford provide it with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, in addition to publicly available data for our peers, Radford also relied on its 2009 Radford High Technology Executive Survey1.

          The Committee used data compiled by Radford to compare our NEOs’ compensation with the compensation of executive officers at peer companies in the semiconductor industry. The Committee, after consultation with management and Radford, established a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors: companies with whom the Company competes for business and executive talent in the semiconductor industry; companies with revenues generally between $400 million and $2 billion reflecting businesses of similar scope and complexity; and companies

[1]	The survey encompasses twelve Peer Group members, 31 semiconductor/capital equipment companies and 131 broad high technology companies all with revenues between $400 million and $2 billion.

with market capitalization generally between $500 million and $3 billion reflecting businesses of similar maturity. Based on these factors, the Committee reviewed and retained unchanged our list of peers from fiscal year 2009 (“fiscal 2009”) and as a result the following companies (collectively, the “Peer Group”) were included in the compensation analysis for fiscal 2010:

Atmel	Intersil	PMC Sierra
Conexant Systems	Linear Technology	RF Micro Devices
Cypress Semiconductor	Microchip Technology	Silicon Laboratories
Fairchild Semiconductor	Microsemi	Skyworks Solutions
International Rectifier	OmniVision Technologies	Standard Microsystems

          At the beginning of fiscal 2010, as requested by the Committee, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs employed by the Company at that time, including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs’ compensation packages, including new-hire offers to Mr. Izadinia and Mr. Naghavi, survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Compensation data for NEOs who report to the CEO are reviewed by the Committee with the CEO and Radford. Data and criteria related to the CEO’s compensation, including peer group market data, are reviewed and evaluated only within the Committee and with Radford, and not with the CEO.

          Base salaries and target performance bonuses (collectively, “Total Cash Compensation”) are determined upon offer of employment, and then on an annual basis thereafter at the beginning of each fiscal year. The Committee reviews market data for Total Cash Compensation based on the Peer Group and broader market survey data at the 25th, 50th, and 75th percentiles, provided by Radford. Both elements of Total Cash Compensation are determined and reviewed against these market benchmarks, in conjunction with the specific operational complexity and expected strategic impact of each NEO position. Total Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Total Cash Compensation is designed to fluctuate with Company performance. In fiscal years when the Company exhibits superior financial performance, Total Cash Compensation is designed to be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, Total Cash Compensation is designed to be below average competitive levels.

          Total Cash Compensation in combination with equity awards (collectively, “Total Direct Compensation”) is also reviewed at the 25th, 50th, and 75th percentiles of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs shortly after being hired or promoted and generally within approximately six weeks of the beginning of each fiscal year, and are our only form of long-term incentive compensation. In determining equity grants for the NEOs for fiscal 2010, the Committee used Peer Group and broader market survey data provided by Radford as a guideline so that the targeted value of equity grants would be near the 50th percentile of equity grants among the Company’s peers. The Committee also assessed the performance, current equity holdings, internal comparisons, and retention risks with respect to each NEO in addition to the Peer Group and broader market survey data provided by Radford.

Role of CEO in Compensation Decisions

          Ted Tewksbury, the Company’s CEO, made recommendations to the Committee at the beginning of the fiscal 2010 as to the levels of compensation of Mr. Crowley and Mr. Zust, and prior to making offers of employment to Mr. Izadinia and Mr. Naghavi. In making recommendations on the other NEOs’ compensation, Mr. Tewksbury reviewed and evaluated, as applicable, the NEO’s performance, expected future contributions, internal comparisons, and also considered the market survey data provided by Radford.

          While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, Dr. Tewksbury has the authority to exercise reasonable discretion in recommending whether each NEO’s business unit, as a whole, has achieved the corporate objectives for the year. Such discretion may result in increasing or decreasing the Business Unit Achievement Factor (as defined below), which could have a direct impact on the NEO’s recommended bonus.

          Any recommendations made by Dr. Tewksbury regarding the base salaries, bonuses and equity awards of the NEOs are subject to the final review and approval of the Committee. Similarly, Dr. Tewksbury was invited to provide input to the Committee with regard to his own compensation, but he did not participate in the Committee’s determination of his proposed compensation, or the Committee’s final recommendation to the Board or the Board’s final determination of his compensation.

Individual Elements of NEO Compensation

          Each NEO is compensated through base salary, a performance bonus, equity awards, participation in employee benefit plans and, in the case of Dr. Tewksbury, eligibility for termination-based compensation. Annual compensation decisions regarding each of these elements take into account each NEO’s performance during the previous fiscal year, his or her expected performance during the current fiscal year, compensation relative to the Peer Group, and broader market survey data provided by Radford and each business unit’s goals for the current fiscal year.

Base Salary

          Base salaries are determined annually by the Committee at the beginning of each fiscal year (or upon offer of employment, as applicable), based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation” above.

          The Committee reviewed the individual performance and relevant Peer Group and broader market salary data of the CEO and other continuing NEOs at the beginning of fiscal 2010. After considering macro-economic conditions, the performance of the Company in fiscal 2009, and salary data, the Committee determined that no merit increases would be implemented for the NEOs for fiscal 2010.

          In determining the initial base salaries of Messrs. Izadinia and Naghavi upon their hire by the Company during fiscal 2010, the CEO and the Committee, in consultation with Radford, considered their qualifications, experience, and market data for the Peer Group. Based on these considerations, the Committee recommended and the Board approved a base salary of $340,000 per year for Mr. Izadinia and $285,000 per year for Mr. Naghavi.

Performance Bonus

          During fiscal 2010, the NEOs participated with other eligible employees in the Company’s Incentive Compensation Plan (“ICP”)2. The ICP was established to help align the goals and efforts of participating Company employees, including the NEOs, with the Company’s strategic goals and direction. Through the ICP, a portion of an eligible employee’s total cash compensation opportunity is directly linked to the annual results of the performance of the unit in which the employee works, the Company-wide performance, and the individual’s performance. This gives eligible employees a clear and direct stake in their own unit’s success and in the Company’s overall success.

          The overall objectives of the ICP are:

•	Encourage outstanding performance from individual employees, business units and the Company as a whole;

•	Align and share the benefits of successful Company performance with eligible employees;

•	Enhance teamwork; and

•	Support a consistent process for establishing, measuring, and rewarding performance.

          The ICP is comprised of three separate components: (1) an Individual Incentive Target; (2) a Business Unit Achievement Factor; and (3) a Company-wide Achievement Factor. These three components are then used to calculate each participating employee’s cash performance bonus payment. An employee must be employed and in good standing on the last day of the performance period to receive a performance bonus.

          Bonuses earned under the ICP are paid in cash in two installments. The first installment is paid in November reflecting performance over the first two quarters of the fiscal year. The second installment is paid in May which reflects the overall performance for the entire previous fiscal year, after deducting the first installment paid in the previous November. The Company maintains this biannual payment schedule in order to provide continual incentive and reward for employees throughout the year and also to maintain a current assessment of where individual employees, business units and the Company as a whole stand in relation to meeting the goals that have been set for the fiscal year.

[2]	In May 2010, the Company implemented a new employee performance incentive plan for FY11, the Annual Incentive Plan (AIP), which replaced the former Incentive Compensation Plan (ICP).

Individual Incentive Targets

          Each eligible employee, including the NEOs, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee’s job level, job role, job function, competitive data provided by Radford, as well as accomplishments within the employee’s job level for employees who were employed by the Company at the beginning of the fiscal year. The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board. For fiscal 2010, the Committee recommended and the Board reviewed and approved an Individual Incentive Target of 100% of base salary for Dr. Tewksbury, 60% of base salary for Mr. Crowley, and 55% of base salary for Mr. Zust. As part of their respective offers of employment, the Committee approved an Individual Incentive Target for Mr. Izadinia of 70% of base salary, and for Mr. Naghavi, 55% of base salary.

          Target bonus levels for Messrs. Tewksbury, Crowley, and Zust remained unchanged from fiscal year 2009 to fiscal 2010. In determining the initial target bonus levels of Messrs. Izadinia and Naghavi upon their hire by the Company during fiscal 2010, the CEO and the Committee, in consultation with Radford, considered their respective qualifications, experience, and market data for the Peer Group at the 25th, 50th, and 75th percentiles. The target bonus levels for Messrs. Izadinia and Naghavi were determined and reviewed against these market benchmarks, in conjunction with the specific operational complexity and expected strategic impact of their respective positions, and are set forth in the table below entitled Performance Bonus Payments Earned in Fiscal 2010.

          Individual payouts against the performance targets are based on evaluation of a combination of general corporate metrics (e.g., gross revenue, profit, EPS, etc.), individual business unit achievement, and personal accomplishments of each individual, as set forth in more detail below under “Calculation of Performance Bonus.” As set forth in more detail below, no payouts under the Incentive Compensation Plan were made to any NEO during fiscal 2010.

Business Unit Achievement Factor

          In addition to the Individual Incentive Targets, the performance of each business or functional unit affects individual bonus awards. The CEO and the Committee agree upon and recommend to the Board certain objectives for the CEO which are consistent with the Company’s strategic and operating plans. The Board has final approval over the objectives established for the CEO each fiscal year. The CEO and the individual unit managers agree upon objectives appropriate to each business or functional unit before the beginning of each fiscal year. Those objectives are then subject to final review and approval by the Committee. The following represent the Committee’s guiding principles for setting objectives for our CEO, and our NEOs and their respective business units:

•	Support the short-term and long-term strategic plans of the corporation and the specific business units and functions;

•

Align corporate level performance with specific group performance so that, absent extraordinary circumstances, performance bonuses are only paid when both the Company-wide and group objectives have achieved at least threshold performance;

•	Reflect a proper mix of financial and non-financial goals; and

•	Ensure the programs are structured to pay for performance, such that bonuses would not be paid to an NEO who did not attain his or her respective threshold performance targets.

          To measure CEO performance in fiscal 2010, Dr. Tewksbury was measured against corporate goals relative to revenue growth, profitability, execution of certain key product schedules, organizational development, and business strategies such as mergers, acquisitions, and divestitures. Dr. Tewksbury’s specific goals for fiscal 2010 were as follows:

▪	New Products: Grow new product revenue by $X in accordance with the Annual Operating Plan approved by the Board

▪	Define and start new projects with three-year revenue of greater than $X

▪	Review and revise business strategy with regard to mergers, acquisitions, divestitures, or restructurings to accomplish revenue growth targets

▪	Design wins: win new designs worth greater than $X

▪	Implement plan to exit Oregon fabrication facility

▪	Quality: reduce product returns by X%

▪	Complete new product introduction program across divisions and sites

          Each of the specified goals for Dr. Tewksbury was measured against metrics set at five thresholds: 0%, 50%, 75%, 100%, and 125%. The Board determined that Dr. Tewksbury achieved a total score of 84% against his goals.

          Mr. Crowley’s functional unit consists of three departments: Finance, Information Technology, and Legal. The functional unit was measured against goals related to cost reduction and revenue enhancement strategies, key information technology projects, corporate legal objectives, and financial and supply chain process improvements. Mr. Crowley’s specific goals for fiscal 2010 were as follows:

▪	New Product Introduction and Return on Design Time measurement – reconcile time tracking and provide summary reports

▪	Reduce the quarterly and year-end financial close process cycle time

▪	Create a standard Corporate Metrics Reporting Package and central repository for metric information and reports

▪	Create an improved communication process for the Company’s stock trading blackout periods

▪	Create and implement a change to the Company’s international tax structure to align with reorganization of manufacturing operations

▪	File X new U.S. patent applications, while reducing prosecution costs 5%

▪	Successfully defend or settle LSI infringement claim at International Trade Commission

▪	Complete tender offer/option exchange program for Company employees

▪	Develop investor communication plan

▪	Update SOX 404 policies

▪	Deploy customer attributes in supply chain system

▪	Enhance electronic invoicing and implement RosettaNet for one trading partner

▪	Complete revenue management system enhancements

▪	Enhance IT support for new product development and engineering infrastructure

▪	Complete SAP upgrade

▪	Enhance collaboration and mobility infrastructure

          Each of the specified goals for Mr. Crowley’s functional unit was measured against metrics set at five thresholds: 0%, 50%, 75%, 100%, and 125%. The Board determined that Mr. Crowley achieved a total score of 125% against his unit’s goals.

          Mr. Izadinia was hired in fiscal 2010 with the primary directive to create a new business unit within the Company (the Analog Group). Mr. Naghavi was subsequently hired in fiscal 2010 as the General Manager of the Audio and Power Division within Mr. Izadinia’s Analog Group. As part of the creation of the Analog Group, certain existing business units were reorganized, with some product lines becoming part of the new Analog Group, and others becoming part of other existing business units. The new business units were measured against goals related to organizational development and restructuring, profitability, formulation of strategic plans, and definition and implementation of new processes, procedures, and metrics, in addition to goals for existing business units related to revenue, product development, software development, and operational metrics. Mr. Izadinia’s specific goals for fiscal 2010 were as follows:

▪	Restructure the Computing and Multimedia Division

▪	Formulate a three-year strategic plan for the Analog Group

▪	Create an organizational structure for the Analog Group

▪	Hire key management positions

▪	Define and implement a document control system

▪	Define and implement new product introduction processes, procedures, and measurement metrics

▪	Define new products

▪	Implement corrective actions on existing product developments

▪	Organize and lead a Technology Steering Committee

          Due to the start-up nature of Mr. Izadinia’s business unit, the unit’s goals were measured against qualitative metrics of completion set at five thresholds: 0%, 50%, 75%, 100%, and 125%. Based on this qualitative analysis, Mr. Izadinia achieved a score of 100% against his unit’s goals.

          Mr. Naghavi’s specific goals for fiscal 2010 were adopted, in part, from the goals of previously existing business units, and included:

▪	Revenue growth

▪	Operating margin

▪	Product development schedules

▪	Software development schedules

▪	Improvement of quality metrics

▪	Development of intellectual property use strategies

▪	Improvement of product testing metrics

          Each of the specified goals for Mr. Naghavi’s previously existing product lines was measured against metrics set at five thresholds: 0%, 50%, 75%, 100%, and 125%. The Board determined that Mr. Naghavi achieved a total score of 92% against the goals established for his previously existing product lines.

          Mr. Zust’s business unit consisted of six divisions in fiscal 2010: Wireless, Wireline, Standard Products, Network Communications, Radio Frequency, and Micro Networks Corporation. Micro Networks Corporation was divested by the Company in November 2009. Mr. Zust’s business unit was measured against revenue growth, operating margin, design wins, product execution, and strategic execution. Mr. Zust’s specific goals for fiscal 2010 were as follows:

▪	Deliver new product samples

▪	Complete tape-outs of new products

▪	Release new products to production

▪	Integrate acquired companies

▪	Win new customer designs

▪	Complete definition of new products

	o	Establish schedules and specifications for specific products

	o	Develop marketing strategies for new products

▪	Create and implement product testing methodologies

▪	Reduce inventory reserves

▪	Implement quality improvements

          Each of the specified goals for Mr. Zust’s various divisions was measured against metrics set at five thresholds: 0%, 50%, 75%, 100%, and 125%. The Board determined that Mr. Zust achieved total scores ranging from 75% to 125% against the goals established for each division.

          At the end of a performance period, the CEO assesses the performance of each business and functional unit and reports to the Committee the degree to which each unit has met its goals. The Committee reviews and has final approval in determining whether and to what extent each business unit has met its stated goals. The Committee will review the CEO’s performance and report to the Board of Directors. The Board has final approval in determining whether and to what extent the CEO’s stated goals have been met. Subject to the Committee’s final review and approval, the CEO will assign each business and functional unit a “Business Unit Achievement Factor” which represents the overall percentage of goals the unit has achieved. The Committee will also determine and assign a Business Unit Achievement Factor for the CEO, which is a composite average of all business and functional unit achievement scores.

          A business or functional unit must achieve an overall achievement score of at least 50% on its stated goals for the fiscal year in order to receive a bonus. If a business or functional unit does not reach a minimum threshold of 50%, no employee in that unit, including an NEO, will be awarded a bonus. The maximum Business Unit Achievement Factor for any individual business or functional unit is 125%, which represents an achievement exceeding stated goals.

          The table under the heading “Performance Bonus Payments Earned in Fiscal 2010” below sets forth the Business Unit Achievement Factor as it was used in the calculation of each NEO’s potential performance bonus in fiscal 2010.

          The numbers in this table illustrate in detail how each NEO’s performance was evaluated in terms of reaching the NEO’s stated objectives for the year. Goals are set in such a manner as to be difficult to achieve and targets are correlated to achieving exceptional business results.

          We are not disclosing specific information with regard to technical products or projects, or specific metrics with regard to financials targets, nor are we disclosing the weightings applied to each goal, because we believe such disclosure would cause us competitive harm. Such information is confidential and could cause competitive harm since specific goals and weightings may indicate the priority we place on certain activities, products, and/or programs, or signal which products will be introduced to the marketplace, and when.

Company-Wide Achievement Factor

          In addition to the performance of the individual and each business unit, the Company’s overall performance also affects individual bonus awards. Under the ICP, the Committee recommends and the Board reviews and approves a targeted overall non-GAAP Earnings per Share (“EPS”) that will be used as the metric for determining a Company-wide Achievement Factor. The Company must achieve EPS consistent with an established threshold target in order to be assigned a Company-wide Achievement Factor. At the beginning of fiscal 2010, the Committee established a threshold target of 50%. If the actual Company achievement is below a threshold of 50%, the Company-wide Achievement Factor is 0% and no bonus will be paid to any participant including the NEOs, regardless of individual or business unit performance. The maximum achievement factor the Company can receive is 200%. An analysis is made at mid-year of the estimated Year-end Company-wide Achievement Factor. A mid-year payout is made if the estimated year-end Company-wide achievement factor is above the minimum threshold established by the Committee. The mid-year payout, if any, is equivalent to 45% of the estimated annual payout, based on the mid-year analysis of estimated year-end performance. The year-end payout, if any, is adjusted to account for the actual year-end performance compared to the performance estimated at mid-year.

          At its meeting in October 2009, the Committee determined that the Company did not meet the minimum threshold for the Company-wide Achievement Factor, and therefore, no mid-year performance bonus was paid to any participant including the NEOs. Also during its October 2009 meeting, the Committee considered the adverse changes in global financial markets and rapidly deteriorating business conditions in the world’s developed economies in late 2008 and the first half of calendar year 2009, which resulted in a significant global economic recession. The economic slowdown resulted in reduced customer spending for semiconductors and weakened demand for the Company’s products, which had a negative impact on our revenue, gross profit, results of operations, and cash flows during fiscal 2010. In consideration of such factors, the Committee unanimously approved a proposal to lower the minimum target threshold to 25% for the Company-wide Achievement factor for the second half of fiscal 2010.

          At its meeting in April 2010, the Committee determined that the Company did not meet the minimum threshold for the Company-wide Achievement Factor for fiscal 2010, and therefore, no performance bonus was paid for fiscal 2010 to any participant including the NEOs.

          The table under the heading “Performance Bonus Payments Earned in Fiscal 2010” below sets forth the Company-wide Achievement Factor as it was used in the calculation of each NEO’s potential performance bonus in fiscal 2010.

Calculation of Performance Bonus

          The performance bonus for each NEO is the product of each NEO’s fiscal 2010 base earnings, Individual Incentive Target, Business Unit Achievement Factor, and Company-wide Achievement Factor. If an NEO’s year-end Business Unit Achievement Factor is 0% (threshold not met), there will be no year-end bonus awarded. Likewise, if the year-end Company-wide Achievement Factor is 0% (threshold not met), there will be no year-end bonus awarded. A mid-year bonus may be awarded as determined by the Committee, as a percentage of the expected year-end achievement, based on progress to goals at the mid-year point. Any bonus amount may be modified by the Committee, in its sole discretion, to reflect performance or other criteria that the Committee believes should be reflected in the performance bonus for an NEO.

Performance Bonus Payments Earned in Fiscal 2010

	A	B	C	D

NEO	Fiscal 2010 Base Earnings[3]	Individual Incentive Target	Year-end Business Unit Achievement Factor	Year-end Company-wide Achievement Factor	Fiscal 2010 Bonus Payment

Dr. Tewksbury	$500,011	100%	84%	0%	0
Mr. Crowley	323,750	60%	125%	0%	0
Mr. Izadinia[5]	235,382	70%	100%	0%	0
Mr. Naghavi[5]	107,424	55%	92%	0%	0
Mr. Zust	262,734	55%	75- 125%4	0%	0

          Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional, thus justifying higher award payments. To date, none of the NEOs has earned a bonus award based on an achievement of maximum performance levels under our ICP. The fact that no performance bonuses were paid to NEOs in fiscal 2010 demonstrates the Company’s philosophy that executive compensation should be tied directly to the Company’s financial performance, thus aligning the executives’ interests with those of our stockholders.

Equity Awards for the NEOs in Fiscal 2010

          The Company has historically provided long-term incentive compensation in the form of equity to our NEOs and other eligible employees. Our equity awards are designed to reward our NEOs for their past performance, motivate future performance, strengthen retention, and align their interests with those of our stockholders. At the beginning of fiscal 2010 (or prior to making an offer of employment, as applicable), the Committee reviewed the relevant Peer Group and broader market survey data for equity awards provided by Radford for similarly-situated executives. New hire and annual NEO equity grants range between the 25th percentile and 75th percentile of our peers. In determining the NEO equity grants, the Committee also considered the recommendations made by the CEO (except for his own award).

          The equity compensation program for fiscal 2010 included a mix of both stock options and restricted stock units, or RSUs, that varied based on an employee’s grade level, with more emphasis on stock options for senior level employees. RSUs are valued based on the fair market value on the grant date multiplied by the amount of shares. Fair market value is defined in the 2004 Equity Plan as the closing price of the Company’s stock on the trading day prior to the date of grant. For Dr. Tewksbury, stock options represent approximately 83% of the total value of his grants and RSUs represent approximately 17% of the total values of his grants. For Messrs. Crowley, Naghavi, and Zust, stock options represent approximately 80% of the total values of their grants and RSUs represent approximately 20% of the total values of their grants. For Mr. Izadinia, stock options represent approximately 75% of the total values of his grants and RSUs represent approximately 25% of the total values of his grants. The emphasis on stock options at the upper levels of the organization is intended to place more of the executive’s total compensation at risk and dependent upon the Company’s performance, thus ensuring a strong alignment with stockholders.

[3]

“Base Earnings” represents the actual amount of base salary paid during fiscal 2010, including vacation, holiday, and sick pay. Mr. Izadinia joined the Company in July 2009. Mr. Naghavi joined the Company in October 2009.

[4]	Mr. Zust’s business unit includes multiple product line divisions, which attained Business Unit Achievement Factor scores varying from 75% to 125%.

[5]	Mr. Izadinia’s and Mr. Naghavi’s business units were formed in the second and third quarters respectively, of fiscal 2010.

          Equity awards granted to the NEOs during fiscal 2010 are set forth in the table “Grants of Plan Based Awards for Fiscal Year 2010.” Stock options granted by the Company have an exercise price equal to the closing price of our stock on the last trading day before the grant date and typically vest over a four-year period based upon continued employment, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter for the remaining 36 months. RSUs typically vest over a four-year period based upon continued employment, with 25% of the grant vesting on each anniversary date of the grant.

          Stock options generally expire seven years after the date of the grant. Our option plans specifically preclude the re-pricing of stock options and stock appreciation rights, absent stockholder approval. At the Company’s annual shareholder meeting in September 2009, the shareholders approved, and the Company subsequently implemented, a stock option exchange program in which Company employees were allowed to surrender certain outstanding stock options in exchange for the grant of new replacement options to purchase a lesser number of shares having an exercise equal to the fair market value of our common stock on the replacement grant date. No NEO was eligible to participate in the stock option exchange program.

Equity Award Policies

          At each January meeting of the Committee, an annual Company-wide equity budget is established for the granting of stock options and RSUs. This budget is based on focal and new hire guidelines approved by the Committee, and the projected needs of the Company during the next fiscal year for our annual focal process, new hires, promotions, patent awards, annual Board of Directors’ awards, and other types of grants.

          The majority of the equity budget is used during our annual focal process, in which equity grants are made each May based on employee performance, impact on the organization during the previous fiscal year, and an assessment of the expected value of future contributions. Grants for newly hired employees are made on the fifteenth day of the month (or on the next business day thereafter if the fifteenth falls on a Saturday or Sunday) following the completion of the month in which they begin employment. Grants for promotions are made either in conjunction with the annual focal process or midway through the fiscal year. Grants in recognition of patent filings and awards are made quarterly. Other grants (i.e., for special recognition) may occur at other times during the fiscal year as appropriate.

Retirement and Other Benefits

          Signing Bonus. In fiscal 2010, the Company provided Mr. Naghavi a one-time signing bonus of $30,000. The amount of the signing bonus was determined by the CEO and the Committee, in consultation with Radford, based on arms length negotiations with Mr. Naghavi in connection with his offer of employment.

          401(k) Plan. The Company offers the NEOs the opportunity to participate in its 401(k) plan. NEOs participate under the same plan provisions as all other employees. Participating NEOs may contribute up to 75% of their eligible compensation as a pretax or Roth after-tax contribution to a maximum of $16,500 in calendar years 2009 and 2010. Historically, key provisions of the plan included a Company match of $0.80 per $1.00 of the employee’s contributions up to 5% of base salary with maximum calendar year contributions from the Company capped at $5,000 per employee. This practice is viewed by the Company as consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years worked. On March 29, 2009, the Company suspended its 401(k) match indefinitely as a cost-saving measure, in light of business conditions caused by the recent global economic downturn. In January 2010, the Company partially reinstated its 401(k) matching program, matching 25% of each pretax dollar contributed on the first 5% of pay deferred to the plan by a participant. In any event, the company’s matching contribution may not exceed $5,000 annually

          Non-Qualified Deferred Compensation Plan. The Company maintains an unfunded Nonqualified Deferred Compensation Plan eligible to provide benefits to director level employees and above. Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 20 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. Participants may invest in any one or more of the following investment alternatives: Vanguard Mid Cap Index Inv, Dreyfus Small Cap Stock Index, 1st Eagle Overseas, Royce Micro-cap Inv, Vanguard Windsor II Inv, VIP Freedom 2010, VIP Freedom 2015, VIP Freedom 2020, VIP Freedom 2025, VIP Freedom 2030, VIP II Contrafund, VIP II Index 500, VIP III Mid Cap, VIP International Capital Appreciation, VIP Real Estate, Pimco Real Return BD, Pimco Total Return, VIP Freedom Income, VIP High Income, or Fidelity Retirement Money Market. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years. The Committee believes this plan helps the Company maintain a competitive advantage in that it is an important vehicle that allows plan participants to reach their retirement objectives over the long term. Dr. Tewksbury and Messrs. Crowley, Izadinia, and Naghavi did not participate in the Nonqualified Deferred Compensation Plan in fiscal 2010. Mr. Zust participated in the Plan in previous fiscal years, but did not defer any amount of salary or bonuses during fiscal 2010.

         Employee Stock Purchase Plan. The Company maintains an Employee Stock Purchase Plan that was approved by shareholders at the Company’s 2009 Annual Meeting. NEOs participate under the same plan provisions as all other eligible employees. Under the plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During fiscal 2010, Messrs. Crowley, Izadinia, Naghavi, and Zust participated in the Employee Stock Purchase Plan. Dr. Tewksbury did not participate in the Employee Stock Purchase Plan at any time during fiscal 2010.

          Other Benefits. The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, and on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, and other such benefits programs.

Employment and Change of Control Agreements

          The Company has not entered into employment agreements with any of the NEOs, other than Dr. Tewksbury. Under Dr. Tewksbury’s offer letter, if Dr. Tewksbury’s employment had been terminated by the Company other than for cause during the 24 month period commencing March 31, 2008, Dr. Tewksbury’s first day of employment with the Company, the Company would have been obligated to pay him a lump sum equal to the amount of salary that would otherwise have been paid to him for the remainder of such 24 month period. In addition, the Company would have been obligated pay for the cost of Dr. Tewksbury’s health insurance premiums for the remainder of the 24 month period. The offer letter was entered into pursuant to individual negotiations with the Committee at the time of Dr. Tewksbury’s employment with the Company. The Company does not have any ongoing severance obligations under Dr. Tewksbury’s offer letter.

          The Company has entered into Change of Control Agreements with the CEO and each of the other NEOs. All of the Change of Control Agreements provide that in the event of a termination of employment without cause within two years after a change of control of the Company, each NEO would be entitled to a lump sum severance payment in an amount equal to twelve months of his base salary, as well as prorated bonus payments, continued health benefits for the same period, and outplacement services with a total value not to exceed $15,000. The agreements for all NEOs also provide that the vesting of outstanding equity awards, including options and restricted stock units, will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited under certain circumstances to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

Deductibility of Executive Compensation

          Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its stock option related compensation may generally satisfy the requirements for deductibility under Section 162(m). However, the Committee considers one of its primary responsibilities to provide a compensation program that will attract, retain, and reward executive talent necessary to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances to provide compensation (such as salary, prerequisites, restricted stock and restricted stock unit awards) which might be subject to the tax deductibility limitation of Section 162(m).

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

          During fiscal 2010, the members of the Committee were all non-employee directors of the Company and have not at any time been officers of the Company. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 2010.

EXECUTIVE COMPENSATION

          The following table shows compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2010 (together, the “Named Executive Officers” or “NEOs”). This information includes the dollar values of base salaries, option awards, bonus awards, and certain other compensation, if any, whether paid or deferred. The Company did not grant stock appreciation rights and has no long-term compensation benefits other than stock options and restricted stock units.

Summary Compensation Table for 2010

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)[1]	Bonus ($) (d)		Stock Awards ($) (e)[2]	Option Awards ($) (f)[3]	Non-Equity Incentive Plan Compensation ($) (g)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)[5]	Total ($) (j)

Theodore L.	2010	500,011	—		126,250	624,723	—	—	138,616	1,389,600
Tewksbury, III President and Chief Executive Officer[6]	2009	480,780	—		462,500	1,701,394	104,498	—	335,072	2,065,437

Richard D.	2010	323,750	—		20,200	74,967	—	—	1,281	420,198
Crowley, Jr.	2009	127,500	50,000	[8]	77,100	443,673	—	—	2,850	289,779
Vice President and Chief Financial Officer[6]

Mansour Izadinia Senior Vice President, Analog Group[6]	2010	235,382	—		199,500	509,091	—	—	654	944,627

Arman Naghavi	2010	107,424	30,000	[8]	120,000	396,134	—	—	411	653,969
Vice President and General Manager, Audio and Power Division[6]

Fred Zust	2010	285,002	—		44,990	177,005	—	5,016	1,317	513,330
Vice President and General Manager, Communications Division[7]	2009	262,734	—		106,740	377,793	45,121	—	5,666	798,054

1.

These amounts represent total base salary paid for the applicable fiscal year and are inclusive of any amounts deferred in the applicable fiscal year under the Non-Qualified Deferred Compensation Plan.

2.

Stock awards consist of restricted stock units granted under the 2004 Equity Plan. The amounts shown represent the grant date fair value of restricted stock units granted during the applicable fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of restricted stock units, please refer to footnote 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010, filed with the SEC on May 25, 2010.

3.

The amounts reported represent the grant date fair value of options granted during the applicable fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions and estimates used to calculate the value of the option awards, please refer to footnote 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010 filed with the SEC on May 25, 2010.

4.	The amounts reported represent total bonus payments earned under our Incentive Compensation Plan for the applicable fiscal year.

5.

The amounts reported include the following: the Company’s matching contributions to the individual 401(k) accounts of the NEOs and, for fiscal 2009 and 2010, relocation-related expenses of approximately $335,072, and $136,616, respectively, for Dr. Tewksbury.

6.	None of the NEOs were employed as an executive officer by the Company in fiscal year 2008.

7.	Mr. Zust was appointed as an executive officer of the Company in fiscal 2009.

8.	This amount represents a one-time signing bonus.

Grants of Plan-Based Awards for 2010

          The following table shows all plan-based awards to the NEOs in fiscal 2010. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2010,” below. The non-equity awards identified below are the threshold, target, and maximum amounts under the ICP that could have been earned in fiscal 2010. No amounts were actually earned under the ICP during fiscal 2010. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)

(a)	(b)	Threshold ($) (c)[2]	Target ($) (d)[3]	Maximum ($) (e)[4]	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	(i)	(j)[5]	(k)[6]	(l)	(m)[7]

Theodore L. Tewksbury		120,195	480,780	751,219	—	—	—
	5/15/2009								300,000	5.05	5.04	624,723
	5/15/2009							25,000		0.00	5.04	126,250
Richard D. Crowley, Jr.[8]		19,177	76,708	119,857	—	—	—
	5/15/2009								36,000	5.05	5.04	74,967
	5/15/2009							4,000		0.00	5.04	20,200

Mansour Izadinia	8/17/2009								200,000	6.65	6.36	509,091
	8/17/2009							30,000		0.00	6.36	199,500
Arman Naghavi	11/16/2009								170,000	6.00	6.24	396,134
	11/16/2009							20,000		0.00	6.24	120,000
Fred Zust		36,126	144,504	225,787	—	—	—
	5/15/2009								85,000	5.05	5.04	177,005
	5/15/2009							8,909		0.00	5.04	44,990

1.	The amounts in this category represent potential bonus awards under our ICP for fiscal 2010.

2.	The calculation under the Threshold column is based on a 50% threshold for each NEO’s Business Unit Achievement Factor and a 50% threshold for the Company-wide Achievement Factor.

3.

The calculation under the Target column is based on a 100% target for each NEO’s Business Unit Achievement Factor and a 100% target for the Company-wide Achievement Factor. Actual performance during fiscal 2010 for the NEOs’ Business Unit Achievement Factors ranged between 35% and 87.5%. Actual performance during fiscal 2010 for the Company-wide Achievement Factor was 0%.

4.	The calculation under this column is based on a maximum of 125% for each Business Unit Achievement Factor and a maximum of 125% for the Company-wide Achievement Factor.

5.

Fiscal 2010 stock options were granted under the Company’s 1994 Stock Option Plan and 2004 Equity Plan. Each stock option grant expires seven years from the date of grant. Each grant discussed above vests 25% on the first anniversary of the grant date, or in the case of new-hire grants, on the anniversary of the hire date, and monthly thereafter over the remaining three years until fully vested at the end of four years. The grants shown for Mr. Izadinia and Mr. Naghavi are new-hire grants.

6.

For purposes of pricing under the Company’s stock option plans, the fair market value on the date of grant is defined as the closing price as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant.

7.

These amounts represent the grant date fair value of the awards computed in accordance with ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to footnote 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010, filed with the SEC on May 25, 2010.

8.

Messrs. Naghavi and Izadinia joined the Company during fiscal 2010, therefore non-equity incentive awards paid to Messrs Naghavi and Izadinia, if any, would be prorated as a percentage of a full-year award.

Outstanding Equity Awards at Fiscal Year-End for 2010

		OPTION AWARDS						STOCK AWARDS

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Theodore L. Tewksbury	4/15/2008	239,583	260,417		9.25		4/15/2015
	5/15/2009	0	300,000		5.05		5/15/2016
	4/15/2008							37,500	227,625
	5/15/2009							25,000	151,750

Richard D. Crowley, Jr.	11/17/2008	70,833	129,167		5.14		11/17/2015
	5/15/2009	0	36,000		5.05		5/15/2016
	11/17/2008							11,250	68,288
	5/15/2009							4,000	24,280

Mansour Izadinia	8/17/2009	0	200,000		6.65		8/17/2016
	8/17/2009							30,000	182,100

Arman Naghavi	11/16/2009	0	170,000		6.00		11/16/2016
	11/16/2009							20,000	121,400

Fred Zust	9/19/2005	45,765	0		11.23	[3]	9/19/2012
	9/19/2005	9,187	0		11.23	[3]	9/19/2012
	9/19/2005	10,000	0		11.23	[3]	9/19/2012
	9/19/2005	4,235	0		11.23	[3]	9/19/2012
	9/19/2005	69,406	0		11.23	[3]	9/19/2012
	9/19/2005	151,392	0		11.23	[3]	9/19/2012
	9/19/2005	100,000	0		11.23	[3]	9/19/2012
	5/15/2006	43,125	1,875		14.80		5/15/2013
	5/15/2007	24,083	9,917		14.99		5/15/2014
	5/15/2008	16,500	19,500		12.51		5/15/2015
	8/15/2008	20,833	29,167		11.34		8/15/2015
	5/15/2009	0	85,000		5.05		5/15/2016
	5/15/2007							2,222	13,488
	5/15/2008							3,000	18,210
	8/15/2008							3,750	22,763
	5/15/2009							8,909	54,078

1.

Each Option vests and becomes exercisable with respect to 25% of the shares subject thereto on the first anniversary of the date of grant, or the first anniversary of the date of hire or promotion, as applicable, and with respect to the remaining shares subject thereto, on each monthly anniversary thereafter over the following thirty-six months such that the option is fully vested and exercisable on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date.

2.

Each grant of restricted stock units vests with respect to 25% of the shares subject thereto on each anniversary of the date of grant, such that the grant is fully vested on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date. Dr. Tewksbury’s stock award grant on April 15, 2008 vests with respect to 25% of the shares subject thereto on the fifteenth day of the thirteenth month following the date of grant, such that the grant is fully vested on the fourth anniversary of such date, subject to continued service to the Company through each vesting date.

3.	Options priced at $11.23 were granted in connection with the Company’s acquisition of ICS in September 2005.

Nonqualified Deferred Compensation for 2010

          The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation. The following table shows certain information for the NEOs under the Non-Qualified Deferred Compensation Plan. For a summary of the Non-Qualified Deferred Compensation Plan, please see the section on “Retirement and Other Benefits” in this CD&A.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)[1]	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)[2]	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)

Theodore L. Tewksbury, III	—	—	—	—	—
Richard D. Crowley, Jr.	—	—	—	—	—
Mansour Izadinia	—	—	—	—	—
Arman Naghavi	—	—	—	—	—
Fred Zust	0	0	5,016	15,474	0

1.	These amounts represent amounts deferred in fiscal 2010 into the Company’s Non-Qualified Deferred Compensation Plan and are included under column (c) in the Summary Compensation Table.

2.	These amounts represent the unrealized gain or loss at the end of the fiscal year based on the individual NEO’s Non-Qualified Deferred Compensation Plan elections.

Option Exercises and Stock Vested for 2010

          The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise for each of the NEOs during fiscal 2010.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Theodore L. Tewksbury, III	—	—	12,500	63,125
Richard D. Crowley, Jr.	—	—	3,750	22,500
Mansour Izadinia	—	—	—	—
Arman Naghavi	—	—	—	—
Fred Zust	—	—	3,361	18,973

SEVERANCE AND CHANGE OF CONTROL BENEFITS

          The Company has entered into Change of Control Agreements with each NEO. The agreements are coterminous with the NEO’s employment with the Company. In the event of a termination of employment of any of the NEOs without cause within two years after a change of control of the Company, the agreements provide generally for lump sum severance payments of twelve months of base salary, as well as a prorated bonus payment, continued health benefits for the same period, and outplacement services with a total value not to exceed $15,000. The agreements also provide that the vesting of outstanding options and restricted stock will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

          Change of Control Benefits

          The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs had a change of control occurred on March 28, 2010. Amounts below reflect the value of two years of accelerated vesting of options and restricted stock units pursuant to the Change of Control agreements entered into with each NEO.

Name	Accelerated Vesting of Options (1)	Accelerated Vesting of RSUs (2)	Total

Theodore L. Tewksbury, III	216,750	227,625	444,375
Richard D. Crowley, Jr.	119,010	57,665	176,675
Mansour Izadinia	0	91,050	91,050
Arman Naghavi	7,190	60,700	67,890
Fred Zust	61,412	67,838	129,250

1.

The value of the accelerated vesting of options is calculated based on the aggregate positive difference, if any, between the exercise price of each option for which vesting would be accelerated and $6.07, the closing trading price of our common stock on March 26 2010, the last trading day prior to the end of fiscal 2010.

2.

The value of the accelerated vesting of RSUs is calculated by multiplying the number of RSUs for which vesting is accelerated times $6.07, the closing trading price of our common stock on March 26, 2010, the last trading day prior to the end of fiscal 2010.

          Severance Benefits

          Under the individual Change of Control Agreements with the NEOs referenced above, each NEO would be entitled to the following estimated benefits if the NEO had been terminated by the Company without cause on March 28, 2010 assuming such date was within 24 months following a change of control. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur.

Estimated Current Value of Termination Benefits
If Named Executive Officer was Terminated on March 28, 2010
and Within 24 Months Following a Change of Control

Name and Principal Position	Severance Amount Cash ($)[1]	Early Vesting of Stock Options ($)[2]	Early Vesting of Restricted Stock Units ($)[3]	Heath Insurance Benefits ($)[4]	Outplacement Services ($)	Other ($)[5]	Total ($)

Theodore L. Tewksbury, III	500,011	216,750	227,625	25,000	15,000	38,462	1,022,848
Richard D. Crowley, Jr.	325,000	119,010	57,665	25,000	15,000	15,289	556,964
Mansour Izadinia	340,000	0	91,050	25,000	15,000	9,958	481,008
Arman Naghavi	285,000	7,190	60,700	25,000	15,000	6.830	399,720
Fred Zust	285,002	61,412	67,838	25,000	15,000	12,485	466,737

1.	Represents a payment equivalent to twelve months of base salary.

2.

The value of unvested and accelerated stock options is the difference between the exercise price of the option and $6.07 per share, the last reported sales price of our common stock on March 26, 2010, the last trading day of fiscal 2010.

3.	The value of unvested and accelerated restricted stock units is $6.07 per share, the last reported sales price of our common stock on March 26, 2010, the last trading day of fiscal 2010.

4.	Represents the approximate value of one year of health insurance benefits.

5.	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 28, 2010.

          Severance Benefits—Death or Disability

          The table below represents the severance benefits available to each NEO in the event of termination of employment due to death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to each of the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a termination due to death or disability were to occur. These estimates are calculated assuming a termination date of March 28, 2010.

Estimated Current Value of Termination Benefits-Death or Disability
If Named Executive Officer was Terminated on March 28, 2010

Name and Principal Position	Fiscal Year	Severance Amount Cash ($)	Early Vesting of Restricted Stock Units ($)	Early Vesting of Stock Options ($)	Life Insurance[1] ($)	Other[2] ($)	Total ($)

Theodore L. Tewksbury, III	2010	—	—	—	1,000,022	38,462	1,038,484
Richard D. Crowley, Jr.	2010	—	—	—	650,000	15,289	665,289
Mansour Izadinia	2010	—	—	—	680,000	9,958	689,958
Arman Naghavi	2010	—	—	—	570,000	6,830	576,830
Fred Zust	2010	—	—	—	570,004	12,485	582,489

1.	These amounts represent benefits from two group term life insurance policies.

2.	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 28, 2010.

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth information as of March 28, 2010, for all of the Company’s equity compensation plans, including the 2009 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1997 Stock Option Plan, and the 2004 Equity Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)

	(a)		(b)		(c)
Equity compensation plans approved by security holders	19,100,000		$8.83		17,530,000
Options	17,227,000					(1)(5)
Restricted Stock Units	1,873,000

Equity compensation plans not approved by security holders (2)(3)(4)(5)	4,499,000		12.97		0	(6)

Total	23,599,000	(6)	9.69	(6)	17,530,000

(1)

Includes 7,605,000 shares remaining available for future issuance under the Company’s 2009 Employee Stock Purchase Plan, 977,000 shares remaining available under the 1994 Stock Option Plan and 8,948,000 shares remaining available under the 2004 Equity Plan. The 1994 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and re-grant options with a lower exercise price.

(2)

Consists of shares issuable under our 1997 Stock Option Plan, which does not require the approval of and has not been approved by our stockholders. See the description below of the 1997 Stock Option Plan. The 1997 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and re-grant options with a lower exercise price. The 1997 Stock Option Plan expired in October 2007.

(3)

In connection with the Company’s acquisition of Quality Semiconductor, Inc. (“QSI”) in May 1999, the Company assumed options held by former employees and consultants of QSI under the QSI 1989 Stock Option Plan, the QSI 1995 Stock Option Plan, and the QSI Directors’ Stock Option Plan exercisable for approximately 1,037,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, no options to purchase shares of Company common stock were outstanding as of March 28, 2010. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(4)

In connection with the Company’s acquisition of Newave Semiconductor Corporation (“Newave”) in April 2001, the Company assumed options held by former employees and consultants of Newave under the Newave 1997 Stock Option Plan and the Amended and Restated Newave Shanghai Stock Option Plan exercisable for approximately 470,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 49,000 shares of Company common stock were outstanding as of March 28, 2010. These remaining outstanding options have a weighted average exercise price of $4.06 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(5)

In connection with the Company’s acquisition of Tundra Semiconductor Corporation in June 2009, the Company assumed options held by former employees and consultants of Tundra under the Tundra 1995 Stock Option Plan, and the Tundra 2005 Stock Option Plan, as amended, exercisable for a total of 671,298 shares (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 423,000 shares of Company common stock were outstanding as of March 28, 2010. These remaining outstanding options have a weighted average exercise price of $11.11 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(6)

As of June 27, 2010, 1,366,551 shares were available for grant under the 1994 Stock Option Plan, 6,698,790 shares were available for grant under the 2004 Equity Plan, and 6,949,139 shares were available for grant under the 2009 Employee Stock Purchase Plan. Further, options outstanding as of this date were 20,285,451, the weighted average exercise price was $8.66, and the weighted average term to expiration was 4.00 years and RSUs outstanding as of this date were 2,581,827 with a weighted average remaining contractual term of 1.97 years.

Description of the 1997 Stock Option Plan

          In October 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan is administered, subject to its terms, by the Compensation Committee, whose members are designated by the Board of Directors. The 1997 Plan provides for the grant of non-qualified stock options (“NQSOs”) to employees, consultants, independent contractors and advisors of the Company and its affiliates. Officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act are not eligible to participate in the 1997 Plan.

          The purchase price of the common stock issuable pursuant to options granted under the 1997 Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the common stock as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant. If any option is forfeited or terminates for any reason before being exercised, then the shares of common stock subject to such option shall again become available for future awards under the 1997 Plan. Options granted under the 1997 Plan generally have seven-year terms and vest 25% within the first year and the remaining shares vest monthly over three years such that the options are fully vested four years from the date of grant. Options granted under the 1997 Plan are also subject to accelerated vesting in the event of certain corporate transactions. The above summary is qualified in its entirety by reference to the full text of the 1997 Plan. The 1997 Plan expired in October 2007. The Company may no longer grant awards under the 1997 Plan.

CERTAIN TRANSACTIONS

          The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Bylaws of the Company.

          Pursuant to our restated certificate of incorporation and Bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Company. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Our restated certificate of incorporation and Bylaws also require that we advance expenses, including attorneys’ fees, incurred by any such director or officer in advance of the final disposition of any such proceeding to which such person is entitled to indemnification, to the extent permitted and subject to any requirements imposed by the Delaware General Corporation Law.

          At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

          The Audit Committee, under its charter, has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K. The Chief Financial Officer or Controller brings potential related party transactions to the attention of the Company’s Disclosure Committee. The Disclosure Committee discusses any related party transactions, which are then brought to the attention of the Audit Committee at quarterly Audit Committee meetings, or more frequently, as required. The Audit Committee then determines whether the related party transaction is approved or denied. Such discussion and disposition is evidenced in the minutes from the Disclosure and Audit Committees. There were no related transactions as defined under Item 404 of Regulation S-K during fiscal year ended March 28, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that during fiscal 2010 all Section 16(a) filing requirements were timely met, except for the following late reports filed since the beginning of the fiscal year ended March 28, 2010, and the transactions reflected therein, covering executive and director transactions. Mr. Naghavi filed one late report covering his Initial Statement of Beneficial Ownership (Form 3) and one late report covering a stock option grant of 170,000 shares and a restricted stock unit grant of 20,000 shares (Form 4). Mr. Park filed one late report covering his Initial Statement of Beneficial Ownership (Form 3). Mr. Parnell filed one later report covering the purchase of 2,000 shares of the Company’s common stock (Form 4). Ms. Steven-Waiss filed one late report covering her Initial Statement of Beneficial Ownership (Form 3) and one late report covering a stock option grant of 100,000 shares and a restricted stock unit grant of 10,000 shares (Form 4).

The following Audit Committee Report and Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT

          During fiscal 2010, the Audit Committee was initially comprised of four independent, non-employee directors, Messrs. Padval, Parnell, Schofield and Dr. Smith. In September 2009, Mr. Schrock replaced Mr. Schofield on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at http://ir.idt.com/governance.cfm.

          The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

          In this context, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standard No.61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2010, for filing with the Securities and Exchange Commission.

Audit Committee
Gordon Parnell
Umesh Padval
Donald Schrock
Ron Smith, Ph.D.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the Annual Meeting.

Compensation Committee
Ron Smith
Lewis Eggebrecht
Umesh Padval
John Schofield

CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS
AND ANNUAL REPORTS

          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43010, Providence, RI 02940-3010, (816) 843-4299. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the Securities and Exchange Commission (including exhibits) may also be accessed without charge through the Company’s investor relations website at: www.idt.com.

OTHER MATTERS

          The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

Dated: July 26, 2010
San Jose, California

AMENDED AND RESTATED
INTEGRATED DEVICE TECHNOLOGY, INC.
2004 EQUITY PLAN
(As Amended by the Board of Directors on July 21, 2010)

ARTICLE 1

PURPOSE

          The purpose of the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”) is to promote the success and enhance the value of Integrated Device Technology, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

          Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

          2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

          2.2 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

          2.3 “Board” means the Board of Directors of the Company.

          2.4 “Change in Control” means and includes each of the following:

                    (a) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than

                              (i) An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

                              (ii) An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

                              (iii) An acquisition of voting securities pursuant to a transaction described in Section 2.4(b) below that would not be a Change in Control under Section 2.4(b);

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.4: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

                    (b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                              (i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

                              (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

                              (c) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

          2.5 “Code” means the Internal Revenue Code of 1986, as amended.

          2.6 “Committee” means the committee of the Board described in Article 12.

          2.7 “Consultant” means any consultant or adviser if:

                    (a) The consultant or adviser renders bona fide services to the Company or any Subsidiary, including;

                    (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

                    (c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

          2.9 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

          2.10 “Effective Date” shall have the meaning set forth in Section 13.1.

          2.11 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

          2.12 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

          2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          2.14 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing trading price for a share of Stock as reported on the national securities exchange on which the Stock is then listed for the immediately preceding date or, if no such price is reported for that date, the closing trading price on the next preceding date for which a trading price was reported.

          2.15 “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

          2.16 “Hostile Takeover” means and includes each of the following:

                    (a) a transaction or series of related transactions pursuant to which a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company’s outstanding voting stock pursuant to a tender or exchange offer that the Board does not recommend and that the stockholders of the Company accept; or

                    (b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          2.17 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          2.18 “Independent Director” means a member of the Board who is not an Employee of the Company.

          2.19 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          2.20 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

          2.21 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          2.22 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.

          2.23 “Participant” means any member of the Board, Consultant, or Employee.

          2.24 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

          2.25 “Performance Bonus Award” has the meaning set forth in Section 8.5.

          2.26 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          2.27 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          2.28 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

          2.29 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          2.30 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          2.31 “Plan” means this Integrated Device Technology, Inc. 2004 Equity Plan, as it may be amended from time to time.

          2.32 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

          2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

          2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.3.

          2.35 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

          2.36 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

          2.37 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

          2.38 “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

          3.1 Number of Shares.

                    (a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 36,800,000 shares.

                    (b) The aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.74 shares for each share of Stock delivered in settlement of any Full Value Award which is granted on or after September 23, 2010. Subject to Section 3.1(a), as well as the preceding sentence: (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as issued or delivered under the Plan; and (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Any shares of Stock that again become available for grant pursuant to this Section 3.1(b) shall be added back as (i) 1.74 shares of Stock if such shares of Stock were subject to Full Value Awards granted on or after September 23, 2010, or (ii) one (1) share of Stock with respect to other Awards. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code and no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a): (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

                    (c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or members of the Board prior to such acquisition or combination.

          3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

          3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year (measured from the date of any grant) shall be 1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

          4.1 Eligibility.

                    (a) General. Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

                    (b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which eligible individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

          4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

          4.3 Limitation on Independent Director Grants. Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above).

ARTICLE 5

STOCK OPTIONS

          5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                    (a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

                    (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                    (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash; shares of Stock held for such period of time as may be required by the Committee having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act; further, no Participant shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company.

                    (d) Evidence of Grant. All Options shall be evidenced by a written or electronic Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

          5.2 Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424 (e) and (f)) and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

                    (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

                    (b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

                              (i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

                              (ii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

                    (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

                    (d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424(e) and (f)) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

                    (e) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

                    (f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

          5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for (and shall also have the same exercise price and remaining term as the substituted Option).

ARTICLE 6

RESTRICTED STOCK AWARDS

          6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written or electronic Restricted Stock Award Agreement.

          6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

          6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

          6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

          7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten (10) years.

          7.2 Terms of Stock Appreciation Rights.

                    (a) A Stock Appreciation Right may or may not be related to an Option and shall have a term set by the Committee. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A

Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee; provided that the exercise price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

                    (b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

          7.3 Payment and Limitations on Exercise.

                    (a) Payment of the amounts determined under Section 7.2 above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

                    (b) To the extent any payment under Section 7.2 is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

          8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

          8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

          8.3 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

          8.4 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

          8.5 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any calendar year shall not exceed $1,000,000.

          8.6 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

          8.7 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

          8.8 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

          8.9 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

          8.10 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written or electronic Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

          9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

          9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

          9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

          9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive a payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

          9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

          10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

          10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

          10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish as well as any applicable federal, state, local or foreign securities laws or rules, including the instructions to use a Form S-8 Registration Statement under the Securities Act. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything to the contrary herein, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.

          10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

          10.5 Stock Certificates; Book Entry. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. In addition, notwithstanding any other provision of the Plan, unless otherwise required by any applicable law, rule or regulation, the Company may not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead record such shares of Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

          10.6 Full Value Award Vesting Limitations. Subject to Article 11 and except as may be determined by the Committee in the event of the Participant’s death, Disability or retirement, notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) (as may be amended from time to time and determined without regard to Section 3.1(b)) may be granted to any one or more Participants without respect to such minimum vesting provisions.

          10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

          11.1 Adjustments.

                    (a) In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

                    (b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                              (i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

                              (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                              (iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and Awards and options, rights and Awards which may be granted in the future.

                    (c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

                              (i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

                              (ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

          11.2 Acceleration Upon Change in Control or Hostile Takeover. Notwithstanding Section 11.1:

                    (a) If a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time (not to be less than five (5) days) as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

                    (b) If a Hostile Takeover occurs, a Participant’s Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Hostile Takeover.

                    (c) In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

          11.3 Outstanding Awards – Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

          11.4 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

          11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

          11.6 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

          12.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

          12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

          12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

                    (a) Designate Participants to receive Awards;

                    (b) Determine the type or types of Awards to be granted to each Participant;

                    (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                    (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

                    (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                    (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                    (g) Decide all other matters that must be determined in connection with an Award;

                    (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                    (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

                    (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

          12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

          12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

          13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

          13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of July 21, 2010, the date this Plan, as amended and restated, was approved by the Board. Any Awards that are outstanding on such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

          14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (i) except as permitted by Article 11, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, (ii) except as permitted by Article 11, no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 11, absent the approval of the stockholders of the Company, the Committee shall not offer to buy out for a payment in cash, an Option or Stock Appreciation Right previously granted.

          14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

          15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

          15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

          15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (as such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

          15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

          15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

          15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

          15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

          15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

          15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

          15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any otherwise governing conflicts of law principles.

          15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Integrated Device Technology, Inc. on July 21, 2010.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Integrated Device Technology, Inc. on September __, 2010.

Executed on this __ day of _______________, 2010.

Corporate Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 23, 2010.

Vote by Internet
•	Log on to the Internet and go to www.envisionreports.com/IDTI

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	1234 5678 9012 345

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - John Schofield	☐	☐	02 - Lew Eggebrecht	☐	☐	03 - Umesh Padval	☐	☐

04 - Gordon Parnell	☐	☐	05 - Donald Schrock	☐	☐	06 - Ron Smith, Ph.D.	☐	☐

07 - Theodore L. Tewksbury III, Ph.D.	☐	☐

		For	Against	Abstain
2.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 28,500,000 TO 36,800,000.	☐	☐	☐

		For	Against	Abstain
3.	RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

4.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

017TRB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — INTEGRATED DEVICE TECHNOLOGY, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 23, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Theodore L. Tewksbury III and J. Vincent Tortolano, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the “Company”) to be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138 on September 23, 2010, at 9:30 a.m., local time, or at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side.

The Board of Directors recommends a vote FOR the nominees for election and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.